                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        ABBOTT LABORATORIES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

ABBOTT LABORATORIES
NOTICE OF
ANNUAL MEETING
OF SHAREHOLDERS
AND
PROXY STATEMENT
2000

[LOGO]
ABBOTT LABORATORIES
100 ABBOTT PARK ROAD
ABBOTT PARK, ILLINOIS 60064-6400 U.S.A.

COVER:

           Luis Castro (pictured at bottom),
              Son, Brother, HIV Patient

--------------------------------------------------------------------------------

YOUR VOTE
IS IMPORTANT

PLEASE SIGN AND PROMPTLY RETURN YOUR
PROXY IN THE ENCLOSED ENVELOPE OR VOTE
YOUR SHARES BY TELEPHONE OR USING THE INTERNET.

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

The Annual Meeting of the Shareholders of Abbott Laboratories will be held at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois, on Friday, April 28, 2000, at
9:00 a.m. for the following purposes:

- To elect twelve directors to hold office until the next Annual Meeting or until their successors are elected (Item 1 on proxy card);

- To approve the amendment of the Abbott Laboratories 1996 Incentive Stock Program (Item 2 on proxy card);

- To ratify the appointment of Arthur Andersen LLP as auditors of Abbott for 2000 (Item 3 on proxy card); and

- To transact such other business as may properly come before the meeting, including consideration of the shareholder proposal on implementation of a policy of price restraint on pharmaceutical products, if such proposal is presented at the meeting (Item 4 on proxy card).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1, 2, AND 3 ON THE PROXY CARD. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST ITEM 4 ON THE PROXY CARD.

The close of business March 2, 2000, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.
--------------------------------------------------
Admission to the meeting will be by admission card only. If you plan to attend, please complete and return the reservation form on the back cover, and an admission card will be sent to you.
--------------------------------------------------

By order of the board of directors.

JOSE M. DE LASA
SECRETARY
March 14, 2000

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
--------------------------------------------------------------------------------

ABBOTT LABORATORIES

PROXY STATEMENT

SOLICITATION OF PROXIES

The accompanying proxy is solicited on behalf of the board of directors for use at the Annual Meeting of Shareholders. The meeting will be held on April 28, 2000, at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about March 14, 2000.

--------------------------------------------------

INFORMATION ABOUT THE ANNUAL MEETING

Who Can Vote

Shareholders of record at the close of business on March 2, 2000, will be entitled to notice of and to vote at the Annual Meeting. As of January 31, 2000, Abbott had 1,547,694,358 outstanding common shares, which are Abbott's only outstanding voting securities.

Voting by Proxy

All of Abbott's shareholders may vote by mail or at the Annual Meeting. The bylaws provide that a shareholder may authorize no more than three persons as proxies to attend and vote at the meeting. Most of Abbott's shareholders may also vote their shares by telephone or using the Internet. If you vote by telephone or using the Internet, you do not need to return your proxy card. The instructions for voting by telephone or using the Internet can be found with your proxy card.

Revoking a Proxy

You may revoke your proxy by voting in person at the Annual Meeting or at any time prior to the meeting:

- By delivering a written notice to the secretary of Abbott;

- By delivering an authorized proxy with a later date; or

- By voting by telephone or over the Internet after you have given your proxy.

Discretionary Voting Authority

Unless authority is withheld in accordance with instructions on the proxy, the persons named in the proxy will vote the shares covered by proxies they receive to elect the 12 nominees named in Item 1 on the proxy card. These shares may be voted cumulatively so that one or more of the nominees may receive fewer votes than the other nominees (or no votes at all). Should a nominee become unavailable to serve, the shares will be voted for a substitute designated by the board of directors, or for fewer than 12 nominees if, in the judgment of the proxy holders, such action is necessary or desirable.

--------------------------------------------------------------------------------
1

Where a shareholder has specified a choice for or against the ratification of the amendment of the Abbott Laboratories 1996 Incentive Stock Program, ratification of the appointment of Arthur Andersen LLP as auditors, or the approval of the shareholder proposal, or where the shareholder has abstained on these matters, the shares represented by the proxy will be voted as specified. Where no choice has been specified, the proxy will be voted FOR ratification of the amendment of the Abbott Laboratories 1996 Incentive Stock Program and ratification of Arthur Andersen LLP as auditors and AGAINST the shareholder proposal.

With the exception of matters omitted from this proxy statement pursuant to the rules of the Securities and Exchange Commission, the board of directors is not aware of any other issue which may properly be brought before the meeting. If other matters are properly brought before the meeting, the accompanying proxy will be voted in accordance with the judgment of the proxy holders.

Number of Votes

All shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters.

Cumulative Voting

Cumulative voting allows a shareholder to multiply the number of shares owned by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees as the shareholder desires. Nominees who receive the greatest number of votes will be elected. If you wish to cumulate your votes, you must sign and mail in your proxy card or attend the Annual Meeting.

Quorum

A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, constitutes a quorum for consideration of that matter at the meeting.

Effect of Broker Non-Votes and Abstentions

A proxy submitted by an institution such as a broker or bank that holds shares for the account of a beneficial owner may indicate that all or a portion of the shares represented by that proxy are not being voted with respect to a particular matter. This could occur, for example, when the broker or bank is not permitted to vote those shares in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and, therefore, not entitled to vote on that matter, although these shares may be considered present and entitled to vote for other purposes. Non-voted shares will not affect the determination of the outcome of the vote on any matter to be decided at the meeting. Shares represented by proxies which are present and entitled to vote on a matter but which have elected to abstain from voting on that matter will have the effect of votes against that matter.

Inspectors of Election

The inspectors of election and the tabulators of all proxies, ballots, and voting tabulations that identify shareholders are independent and are not Abbott employees.

Vote Required to Approve Each Item on the Proxy

The affirmative vote of a majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders with respect to that matter. Abstentions and withheld votes have the effect of votes against a matter.

Cost of Soliciting Proxies

Abbott will bear the cost of making solicitations from its shareholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail or in person by directors, officers, or employees of Abbott and its subsidiaries.

Abbott has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies, at an estimated cost of $17,500 plus reimbursement for reasonable out-of-pocket expenses.

Confidential Voting

It is Abbott's policy that all proxies, ballots, and voting tabulations that reveal how a particular shareholder has voted be kept confidential and not be disclosed, except:

- where disclosure may be required by law or regulation,

- where disclosure may be necessary in order for Abbott to assert or defend claims,

- where a shareholder provides comments with his or her proxy,

- where a shareholder expressly requests disclosure,

- to allow the inspectors of election to certify the results of a vote, or

- in limited circumstances, such as a contested election or proxy solicitation not approved and recommended by the board of directors.

--------------------------------------------------------------------------------

--------------------------------------------------

INFORMATION CONCERNING SECURITY OWNERSHIP

On January 31, 2000, the Abbott Laboratories Stock Retirement Trust, c/o Abbott Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-6400, held 101,814,663 of Abbott's common shares (approximately 6.6 percent of the outstanding common shares). These shares were held for the individual accounts of approximately 36,919 employees and other plan participants who participate in the Abbott Laboratories Stock Retirement Plan. The Stock Retirement Trust is administered by both a trustee and three co-trustees. The trustee of the Trust is Putnam Fiduciary Trust Company. The co-trustees are G. P. Coughlan,
G. W. Linder, and T. M. Wascoe, officers of Abbott. The voting power with respect to the shares owned by the Trust is held by and shared among the co-trustees. The co-trustees must solicit and follow voting instructions from the participants, if the co-trustees determine that a matter to be voted on at a shareholder meeting could materially affect the interests of participants. The co-trustees have not determined that any of the matters being considered at the 2000 Annual Meeting would materially affect the interests of participants. The individual participants have investment power over these shares, as provided by the terms of the Trust. The Trust Agreement is of unlimited duration. The co-trustees are also fiduciaries for certain other employee benefit trusts maintained by Abbott and have shared voting and/or investment power with respect to the 3,084,265 common shares (approximately .2 percent of the outstanding shares of Abbott) held by those trusts.

--------------------------------------------------

INFORMATION CONCERNING NOMINEES FOR DIRECTORS (ITEM 1 ON PROXY CARD)

Twelve directors are to be elected to hold office until the next Annual Meeting or until their successors are elected. All of the nominees are currently serving as directors. W. L. Weiss will retire following the Annual Meeting and is not standing for reelection.

--------------------------------------------------------------------------------
3

---------------------------------------------------------------

NOMINEES FOR ELECTION AS DIRECTORS

-------------------------------------------------------------------------------------------

                              H. LAURANCE FULLER AGE 61 DIRECTOR SINCE 1988
[PHOTO]                       CO-CHAIRMAN OF THE BOARD, BP AMOCO, P.L.C., LONDON,
                              UNITED KINGDOM (INTEGRATED PETROLEUM AND CHEMICALS
                              COMPANY)
                              MR. FULLER WAS ELECTED PRESIDENT OF AMOCO CORPORATION IN
                              1983 AND CHAIRMAN AND CHIEF EXECUTIVE OFFICER IN 1991. HE
                              BECAME CO-CHAIRMAN OF BP AMOCO, P.L.C. AS THE RESULT OF
                              THE MERGER OF BRITISH PETROLEUM, P.L.C. AND AMOCO
                              EFFECTIVE DECEMBER 31, 1998. HE IS A DIRECTOR OF THE
                              CHASE MANHATTAN CORPORATION AND THE CHASE MANHATTAN BANK,
                              N.A., MOTOROLA, INC., SECURITY CAPITAL GROUP, INC., THE
                              AMERICAN PETROLEUM INSTITUTE, AND THE REHABILITATION
                              INSTITUTE OF CHICAGO; AND A TRUSTEE OF THE ORCHESTRAL
                              ASSOCIATION AND CORNELL UNIVERSITY.
-------------------------------------------------------------------------------------------

                              DAVID A. JONES AGE 68 DIRECTOR SINCE 1982
[PHOTO]                       CHAIRMAN, HUMANA INC., LOUISVILLE, KENTUCKY (HEALTH PLAN
                              BUSINESS)
                              MR. JONES IS CO-FOUNDER OF HUMANA INC. AND SERVED AS
                              CHAIRMAN AND CHIEF EXECUTIVE OFFICER SINCE ITS
                              ORGANIZATION IN 1961 UNTIL HE RETIRED AS CHIEF EXECUTIVE
                              OFFICER ON DECEMBER 1, 1997. ON AUGUST 3, 1999,
                              MR. JONES RESUMED HIS RESPONSIBILITIES AS CHIEF EXECUTIVE
                              OFFICER AND HELD THAT POSITION UNTIL FEBRUARY 3, 2000,
                              WHEN HE REVERTED TO CHAIRMAN UPON THE ELECTION OF MICHAEL
                              MCCALLISTER AS PRESIDENT AND CHIEF EXECUTIVE OFFICER.
-------------------------------------------------------------------------------------------

                              JEFFREY M. LEIDEN, M.D., PH.D. AGE 44 DIRECTOR SINCE 1999
[PHOTO]                       ELKAN R. BLOUT PROFESSOR OF BIOLOGICAL SCIENCES, AND
                              DIRECTOR, LABORATORY OF CARDIOVASCULAR BIOLOGY, HARVARD
                              SCHOOL OF PUBLIC HEALTH AND PROFESSOR OF MEDICINE,
                              HARVARD MEDICAL SCHOOL, BOSTON, MASSACHUSETTS
                              IN JULY 1999, DR. LEIDEN WAS APPOINTED ELKAN R. BLOUT
                              PROFESSOR OF BIOLOGICAL SCIENCES, HARVARD SCHOOL OF
                              PUBLIC HEALTH AND PROFESSOR OF MEDICINE, HARVARD MEDICAL
                              SCHOOL. PRIOR TO JULY 1999, HE WAS THE FREDERICK H.
                              RAWSON PROFESSOR OF MEDICINE AND PATHOLOGY AND CHIEF OF
                              THE SECTION OF CARDIOLOGY AT THE UNIVERSITY OF CHICAGO.
                              HE IS CURRENTLY THE PRESIDENT OF THE AMERICAN SOCIETY OF
                              CLINICAL INVESTIGATION, PRESIDENT OF THE MOLECULAR
                              MEDICINE SOCIETY, AND A MEMBER OF THE AMERICAN
                              ASSOCIATION OF PHYSICIANS. HE WAS A FOUNDER AND
                              SCIENTIFIC ADVISORY BOARD MEMBER OF CARDIOGENE, INC., A
                              BIOTECHNOLOGY COMPANY SPECIALIZING IN CARDIOVASCULAR GENE
                              THERAPY. BETWEEN 1994 AND 1999, HE SERVED AS A MEMBER OF
                              THE BOARD OF SCIENTIFIC COUNSELORS OF THE NATIONAL HEART
                              LUNG AND BLOOD INSTITUTE OF THE NATIONAL INSTITUTES OF
                              HEALTH.

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                                                                               4

-------------------------------------------------------------------------------------------

                              THE RT. HON. LORD OWEN CH AGE 61 DIRECTOR SINCE 1996
[PHOTO]                       PHYSICIAN, POLITICIAN, AND BUSINESSMAN, LONDON, UNITED
                              KINGDOM
                              DAVID OWEN IS A BRITISH SUBJECT. HE WAS A NEUROLOGIST AND
                              RESEARCH FELLOW ON THE MEDICAL UNIT OF ST. THOMAS'
                              HOSPITAL, LONDON, FROM 1965 THROUGH 1968 AND A MEMBER OF
                              PARLIAMENT FOR PLYMOUTH IN THE HOUSE OF COMMONS FROM 1966
                              UNTIL HE RETIRED IN MAY OF 1992. IN 1992, HE WAS CREATED
                              A LIFE PEER AND A MEMBER OF THE HOUSE OF LORDS. IN
                              AUGUST OF 1992, THE EUROPEAN UNION APPOINTED HIM
                              CO-CHAIRMAN OF THE INTERNATIONAL CONFERENCE ON FORMER
                              YUGOSLAVIA. HE STEPPED DOWN IN JUNE OF 1995. LORD OWEN
                              WAS SECRETARY FOR FOREIGN AND COMMONWEALTH AFFAIRS FROM
                              1977 TO 1979 AND MINISTER OF HEALTH FROM 1974 TO 1976. HE
                              IS CURRENTLY A DIRECTOR OF COATS VIYELLA P.L.C AND
                              EXECUTIVE CHAIRMAN OF MIDDLESEX HOLDINGS P.L.C.
-------------------------------------------------------------------------------------------

                              ROBERT L. PARKINSON JR. AGE 49 DIRECTOR SINCE 1998
[PHOTO]                       PRESIDENT AND CHIEF OPERATING OFFICER, ABBOTT
                              LABORATORIES
                              MR. PARKINSON JOINED ABBOTT IN 1976. HE WAS ELECTED VICE
                              PRESIDENT, EUROPEAN OPERATIONS IN 1990, SENIOR VICE
                              PRESIDENT, CHEMICAL AND AGRICULTURAL PRODUCTS IN 1993,
                              SENIOR VICE PRESIDENT, INTERNATIONAL OPERATIONS IN 1995,
                              EXECUTIVE VICE PRESIDENT ON FEBRUARY 13, 1998, AND
                              PRESIDENT AND CHIEF OPERATING OFFICER ON JANUARY 1, 1999.
                              MR. PARKINSON RECEIVED BOTH HIS UNDERGRADUATE AND M.B.A.
                              DEGREES FROM LOYOLA UNIVERSITY OF CHICAGO. HE SERVES AS A
                              MEMBER OF THE BOARD OF DIRECTORS OF NORTHWESTERN MEMORIAL
                              CORP. AND AS A TRUSTEE OF THE MUSEUM OF SCIENCE AND
                              INDUSTRY.
-------------------------------------------------------------------------------------------

                              BOONE POWELL JR. AGE 63 DIRECTOR SINCE 1985
[PHOTO]                       CHIEF EXECUTIVE OFFICER, BAYLOR HEALTH CARE SYSTEM,
                              DALLAS, TEXAS
                              MR. POWELL HAS BEEN ASSOCIATED WITH BAYLOR UNIVERSITY
                              MEDICAL CENTER SINCE 1980 WHEN HE WAS NAMED PRESIDENT AND
                              CHIEF EXECUTIVE OFFICER. PRIOR TO JOINING BAYLOR, HE WAS
                              PRESIDENT OF HENDRICK MEDICAL CENTER IN ABILENE, TEXAS.
                              MR. POWELL SERVES AS AN ACTIVE MEMBER OF VOLUNTARY
                              HOSPITALS OF AMERICA. HE IS A DIRECTOR OF COMERICA
                              BANK-TEXAS AND U.S. ONCOLOGY AND A FELLOW OF THE AMERICAN
                              COLLEGE OF HEALTH CARE EXECUTIVES. MR. POWELL IS A
                              GRADUATE OF BAYLOR UNIVERSITY. HE RECEIVED A MASTER'S
                              DEGREE IN HOSPITAL ADMINISTRATION FROM THE UNIVERSITY OF
                              CALIFORNIA.

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5

-------------------------------------------------------------------------------------------

                              ADDISON BARRY RAND AGE 55 DIRECTOR SINCE 1992
[PHOTO]                       CHAIRMAN AND CHIEF EXECUTIVE OFFICER, AVIS RENT A
                              CAR, INC., GARDEN CITY, NEW YORK
                              (AUTOMOTIVE TRANSPORTATION AND VEHICLE MANAGEMENT
                              SERVICES)
                              MR. RAND WAS NAMED CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              OF AVIS RENT A CAR, INC. IN NOVEMBER 1999. HE SERVED AS
                              EXECUTIVE VICE PRESIDENT OF WORLDWIDE OPERATIONS, XEROX
                              CORPORATION, FROM 1992 THROUGH 1998. MR. RAND EARNED A
                              BACHELOR'S DEGREE FROM AMERICAN UNIVERSITY AND MASTER'S
                              DEGREES IN BUSINESS ADMINISTRATION AND MANAGEMENT
                              SCIENCES FROM STANFORD UNIVERSITY. HE HAS ALSO BEEN
                              AWARDED SEVERAL HONORARY DOCTORATE DEGREES. MR. RAND
                              SERVES AS A DIRECTOR OF AMERITECH CORPORATION AND
                              HONEYWELL, INC. HE IS ALSO A MEMBER OF THE BOARD OF
                              DIRECTORS OF THE URBAN FAMILY INSTITUTE AND A MEMBER OF
                              THE STANFORD UNIVERSITY GRADUATE SCHOOL OF BUSINESS
                              ADVISORY COUNCIL. IN 1993, HE WAS ELECTED TO THE NATIONAL
                              SALES/MARKETING HALL OF FAME.
-------------------------------------------------------------------------------------------

                              W. ANN REYNOLDS, PH.D. AGE 62 DIRECTOR SINCE 1980
[PHOTO]                       PRESIDENT, THE UNIVERSITY OF ALABAMA AT BIRMINGHAM,
                              BIRMINGHAM, ALABAMA
                              IN 1997, DR. REYNOLDS WAS APPOINTED PRESIDENT OF THE
                              UNIVERSITY OF ALABAMA AT BIRMINGHAM. FROM 1990 TO 1997,
                              SHE SERVED AS CHANCELLOR OF THE CITY UNIVERSITY OF NEW
                              YORK. PRIOR TO THAT, DR. REYNOLDS SERVED AS CHANCELLOR OF
                              THE CALIFORNIA STATE UNIVERSITY, CHIEF ACADEMIC OFFICER
                              OF OHIO STATE UNIVERSITY AND ASSOCIATE VICE CHANCELLOR
                              FOR RESEARCH AND DEAN OF THE GRADUATE COLLEGE OF THE
                              UNIVERSITY OF ILLINOIS MEDICAL CENTER. SHE ALSO HELD
                              APPOINTMENTS AS PROFESSOR OF ANATOMY, RESEARCH PROFESSOR
                              OF OBSTETRICS AND GYNECOLOGY, AND ACTING ASSOCIATE DEAN
                              FOR ACADEMIC AFFAIRS AT THE UNIVERSITY OF ILLINOIS
                              COLLEGE OF MEDICINE. DR. REYNOLDS IS A GRADUATE OF
                              EMPORIA STATE UNIVERSITY (KANSAS) AND HOLDS M.S. AND
                              PH.D. DEGREES IN ZOOLOGY FROM THE UNIVERSITY OF IOWA. SHE
                              IS ALSO A DIRECTOR OF HUMANA INC., MAYTAG CORPORATION,
                              AND OWENS CORNING.
-------------------------------------------------------------------------------------------

                              ROY S. ROBERTS AGE 60 DIRECTOR SINCE 1998
[PHOTO]                       GROUP VICE PRESIDENT EXECUTIVE, NORTH AMERICAN VEHICLE
                              SALES, SERVICE AND MARKETING, GENERAL MOTORS CORPORATION,
                              DETROIT, MICHIGAN (MANUFACTURER OF MOTOR VEHICLES)
                              MR. ROBERTS, WHO HAS ANNOUNCED THAT HE PLANS TO RETIRE
                              FROM GENERAL MOTORS ON APRIL 1, 2000, WAS ELECTED VICE
                              PRESIDENT OF GENERAL MOTORS CORPORATION AND GROUP
                              EXECUTIVE NORTH AMERICAN VEHICLE SALES, SERVICE AND
                              MARKETING IN OCTOBER 1998. HE WAS VICE PRESIDENT OF
                              GENERAL MOTORS CORPORATION AND GENERAL MANAGER OF THE
                              PONTIAC-GMC DIVISION FROM FEBRUARY 1996 TO OCTOBER 1998,
                              AND GENERAL MANAGER OF THE GMC TRUCK DIVISION FROM
                              OCTOBER 1992 TO FEBRUARY 1996. MR. ROBERTS FIRST JOINED
                              GENERAL MOTORS CORPORATION IN 1977 AND BECAME A CORPORATE
                              OFFICER OF GENERAL MOTORS CORPORATION IN APRIL 1987.
                              MR. ROBERTS EARNED A BACHELOR'S DEGREE FROM WESTERN
                              MICHIGAN UNIVERSITY. HE SERVES AS A DIRECTOR OF
                              BURLINGTON NORTHERN SANTA FE CORPORATION AND VOLVO HEAVY
                              TRUCK CORPORATION; AS TRUSTEE EMERITUS AT WESTERN
                              MICHIGAN UNIVERSITY; ON THE NATIONAL BOARD OF DIRECTORS
                              AND EXECUTIVE COMMITTEE FOR THE BOY SCOUTS OF AMERICA;
                              AND ON THE NATIONAL BOARD OF THE COLLEGE FUND/UNCF.

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                                                                               6

-------------------------------------------------------------------------------------------

                              WILLIAM D. SMITHBURG AGE 61 DIRECTOR SINCE 1982
[PHOTO]                       RETIRED CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER,
                              THE QUAKER OATS COMPANY, CHICAGO, ILLINOIS (WORLDWIDE
                              FOOD MANUFACTURER AND MARKETER OF BEVERAGES AND
                              GRAIN-BASED PRODUCTS)
                              MR. SMITHBURG RETIRED FROM QUAKER OATS IN OCTOBER 1997.
                              MR. SMITHBURG JOINED QUAKER OATS IN 1966 AND BECAME
                              PRESIDENT AND CHIEF EXECUTIVE OFFICER IN 1981, AND
                              CHAIRMAN AND CHIEF EXECUTIVE OFFICER IN 1983 AND ALSO
                              SERVED AS PRESIDENT FROM NOVEMBER 1990 TO JANUARY 1993
                              AND AGAIN FROM NOVEMBER 1995. MR. SMITHBURG WAS ELECTED
                              TO THE QUAKER BOARD IN 1978 AND SERVED ON ITS EXECUTIVE
                              COMMITTEE UNTIL HE RETIRED. HE IS ALSO A DIRECTOR OF
                              NORTHERN TRUST CORPORATION, CORNING INCORPORATED, AND
                              PRIME CAPITAL CORP. HE IS A MEMBER OF THE BOARD OF
                              TRUSTEES OF NORTHWESTERN UNIVERSITY. MR. SMITHBURG EARNED
                              A B.S. DEGREE FROM DEPAUL UNIVERSITY AND AN M.B.A. DEGREE
                              FROM NORTHWESTERN UNIVERSITY.
-------------------------------------------------------------------------------------------

                              JOHN R. WALTER AGE 53 DIRECTOR SINCE 1990
[PHOTO]                       CHAIRMAN OF THE BOARD OF MANPOWER, INC., MILWAUKEE,
                              WISCONSIN
                              (EMPLOYMENT SERVICES ORGANIZATION)
                              MR. WALTER IS CHAIRMAN OF THE BOARD OF MANPOWER, INC. HE
                              IS RETIRED PRESIDENT AND CHIEF OPERATING OFFICER OF AT&T
                              CORPORATION, A POSITION HELD FROM OCTOBER 1996 TO
                              JULY 1997. PRIOR TO THAT TIME, HE WAS CHAIRMAN AND CHIEF
                              EXECUTIVE OFFICER OF R.R. DONNELLEY & SONS COMPANY, A
                              PRINTING COMPANY, HAVING BEEN ELECTED TO THOSE POSITIONS
                              IN 1989. HE HOLDS A BACHELOR'S DEGREE FROM MIAMI
                              UNIVERSITY OF OHIO. MR. WALTER SERVES AS A DIRECTOR OF
                              DEERE & COMPANY, JONES LANG LASALLE, INC., CELESTICA
                              INC., AND PRIME CAPITAL CORP. HE IS A TRUSTEE OF THE
                              CHICAGO SYMPHONY ORCHESTRA AND NORTHWESTERN UNIVERSITY,
                              AS WELL AS A DIRECTOR OF EVANSTON NORTHWESTERN HEALTHCARE
                              AND STEPPENWOLF THEATER.
-------------------------------------------------------------------------------------------

                              MILES D. WHITE AGE 44 DIRECTOR SINCE 1998
[PHOTO]                       CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, ABBOTT
                              LABORATORIES
                              MR. WHITE JOINED ABBOTT IN 1984. HE WAS ELECTED VICE
                              PRESIDENT, DIAGNOSTICS SYSTEMS OPERATIONS IN 1993, SENIOR
                              VICE PRESIDENT, DIAGNOSTICS OPERATIONS IN 1994, EXECUTIVE
                              VICE PRESIDENT ON FEBRUARY 13, 1998, AND CHIEF EXECUTIVE
                              OFFICER ON JANUARY 1, 1999. MR. WHITE RECEIVED BOTH HIS
                              BACHELOR'S DEGREE IN MECHANICAL ENGINEERING AND M.B.A.
                              DEGREE FROM STANFORD UNIVERSITY. HE SERVES ON THE BOARD
                              OF TRUSTEES OF THE FIELD MUSEUM IN CHICAGO AND THE ART
                              INSTITUTE OF CHICAGO. HE SERVES ON THE BOARD OF DIRECTORS
                              OF EVANSTON NORTHWESTERN HEALTHCARE AND THE CULVER
                              EDUCATIONAL FOUNDATION.

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7

--------------------------------------------------------------------------------

COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors, which held ten meetings in 1999, has five committees established in Abbott's bylaws: the executive committee, audit committee, compensation committee, nominations and board affairs committee, and public policy committee.

The executive committee, whose members are M. D. White, chairman,
H. L. Fuller, W. D. Smithburg, J. R. Walter, and W. L. Weiss, did not hold any meetings in 1999. This committee may exercise all the authority of the board in the management of Abbott, except for matters expressly reserved by law for board action.

The audit committee, whose members are W. A. Reynolds, chairman, D. A. Jones, J.
M. Leiden, D. A. L. Owen, B. Powell Jr., and J. R. Walter, held two meetings in 1999. This committee provides advice and assistance regarding accounting, auditing, and financial reporting practices of Abbott. Each year, it recommends to the board a firm of independent public accountants to serve as auditors. The audit committee reviews with such auditors the scope and results of their audit, fees for services, and independence in servicing Abbott. The committee also meets with Abbott's internal auditors to evaluate the effectiveness of the work they perform.

The compensation committee, whose members are H. L. Fuller, chairman, B. Powell Jr., A. B. Rand, W. D. Smithburg, and W. L. Weiss, held two meetings in 1999. This committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs.

The nominations and board affairs committee, whose members are D. A. Jones, chairman, D. A. L. Owen, A. B. Rand, W. A. Reynolds, and R. S. Roberts, held two meetings in 1999. This committee develops general criteria regarding the qualifications and selection of board members and officers, recommends candidates for such positions to the board of directors, and advises the board of directors with respect to the conduct of board activities, including assisting the board in the evaluation of the board's own performance. A shareholder may recommend persons as potential nominees for director by complying with the procedures on page 22.

The public policy committee, whose members are W. D. Smithburg, chairman,
D. A. Jones, J. M. Leiden, W. A. Reynolds, and R. S. Roberts, was established in October 1999. This committee has an advisory role with respect to public policy, regulatory and governmental affairs issues that affect Abbott.

The average attendance of all directors at board and committee meetings in 1999 was 96 percent.

--------------------------------------------------------------------------------

COMPENSATION OF DIRECTORS

Abbott employees are not compensated for serving on the board or board committees. Non-employee directors are compensated under the Abbott Laboratories Non-Employee Directors' Fee Plan in the amounts of $5,000 for each month of service as director and $667 for each month of service as a chairman of a board committee ($1,600 for each month of service as chairman of the executive committee).

Fees earned under this Plan are paid in cash to the director, paid in the form of non-qualified stock options, or deferred (as a non-funded obligation of Abbott or paid into a grantor trust established by the director) until payments commence (generally at age 65 or upon retirement from the board of directors). If the fees are deferred, the director may elect to have the fees credited to a stock equivalent account under which the fees accrue the same return they would have earned if invested in Abbott common shares. Interest is accrued annually on deferred fees not credited to a stock equivalent account.

Non-employee directors may elect to receive stock options in lieu of any part of their fees and will also each receive stock with a market value of approximately $52,000, subject to certain restrictions on transfer, as described under the Abbott Laboratories 1996 Incentive Stock Program on page 19.

In 1999, a non-employee director, K. F. Austen, M.D., who retired from the board of directors following the 1999 Annual Meeting, received $12,500 for services performed for Abbott pursuant to a consulting agreement in the areas of research and development, new technology, and immunopharmacology, which expired on March 31, 1999.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

The table below reflects the numbers of common shares beneficially owned by the chief executive officer and the four other most highly paid executive officers (the "named officers"), the directors, and all directors and executive officers of Abbott as a group as of January 31, 2000. It also reflects the number of equivalent stock units held by non-employee directors under the Abbott Laboratories Non-Employee Directors' Fee Plan.

------------------------------------------------------------------
                                  Shares Beneficially   Equivalent
                                   Owned, Excluding          Stock
Name                                Options (1)(2)           Units
------------------------------------------------------------------

Joy A. Amundson                          211,968                0
------------------------------------------------------------------
Gary P. Coughlan                         260,721                0
------------------------------------------------------------------
H. Laurance Fuller                        32,918           38,205
------------------------------------------------------------------
Richard A. Gonzalez                       92,388                0
------------------------------------------------------------------
David A. Jones                           298,910          100,747
------------------------------------------------------------------
Jeffrey M. Leiden, M.D.                    1,988                0
------------------------------------------------------------------
The Lord Owen CH                           6,259            4,891
------------------------------------------------------------------
Robert L. Parkinson Jr.                  376,705                0
------------------------------------------------------------------
Boone Powell Jr.                          29,282           57,978
------------------------------------------------------------------
Addison Barry Rand                        13,624                0
------------------------------------------------------------------

------------------------------------------------------------------
------------------------------------------------------------------
                                  Shares Beneficially   Equivalent
                                   Owned, Excluding          Stock
Name                                Options (1)(2)           Units
W. Ann Reynolds, Ph.D.                    27,832           59,532
------------------------------------------------------------------
Roy S. Roberts                             4,288                0
------------------------------------------------------------------
William D. Smithburg                      43,912           88,121
------------------------------------------------------------------
John R. Walter                            20,372           24,813
------------------------------------------------------------------
William L. Weiss                          50,382           18,459
------------------------------------------------------------------
Miles D. White                           281,356                0
------------------------------------------------------------------
All directors and executive
officers
as a group (3)(4)                      2,504,896          392,746
------------------------------------------------------------------

TABLE FOOTNOTES

(1) The table excludes unexercised option shares which are exercisable within 60 days after January 31, 2000, as follows: J. A. Amundson, 351,811;
    G. P. Coughlan, 425,609; H. L. Fuller, 18,334; R. A. Gonzalez, 152,878;
    D. A. L. Owen, 3,422; R. L. Parkinson Jr., 557,712; W. A. Reynolds, 19,018;
    R. S. Roberts, 7,574; W. D. Smithburg, 17,162; J. R. Walter, 17,162;
    W. L. Weiss, 16,952; M. D. White, 535,370; and all directors and executive officers as a group, 3,435,969.

(2) The table includes the shares held in the named officers' accounts in the Abbott Laboratories Stock Retirement Trust as follows: J. A. Amundson, 12,306; G. P. Coughlan, 10,101; R. A. Gonzalez, 14,416;
    R. L. Parkinson Jr., 26,058; M. D. White, 10,892; and, all executive officers as a group, 160,362. Each officer has shared voting power and sole investment power with the respect to the shares held in his or her account.

(3) G. P. Coughlan is a fiduciary of several employee benefit trusts maintained by Abbott. As such, he has shared voting and/or investment power with respect to the common shares held by those trusts. The table does not include the shares held by the trusts. As of January 31, 2000, these trusts owned a total of 104,898,928 (6.8%) of the outstanding shares of Abbott.

(4) Excluding G. P. Coughlan's shared voting and/or investment power over the shares held by the trusts described in footnote 3, the directors and executive officers as a group together own beneficially less than one percent of the outstanding shares of Abbott.

--------------------------------------------------------------------------------
9

--------------------------------------------------------------------------------

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The Compensation Committee of the board of directors is composed entirely of directors who have never been employees of the corporation. The committee is responsible for setting and administering the policies and programs that govern annual compensation, long-term incentives and stock ownership programs.

The foundation of the executive compensation program is based on principles designed to align compensation with the corporation's business strategy, values and management initiatives. The program:

    - Integrates compensation programs which link total shareholder return with both the corporation's annual and long-term strategic planning and measurement processes.

    - Supports a performance-oriented environment that rewards actual performance that is related to both goals and performance of the corporation as compared to that of industry performance levels.

    - Helps attract and retain key executives who are critical to the long-term success of the corporation.

The key components of the compensation program are base salary, annual incentive award, and long-term incentive awards comprised of equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance, offers the opportunity to earn above average rewards when merited by individual and corporate performance and links management's interest in the company with the interest of all shareholders.

The marketplace is defined by comparing the corporation to a group of major corporations with similar characteristics, including industry and technology emphasis. These companies are included in the Standard and Poor's Healthcare Composite Index. A select group of non-healthcare companies chosen for size and performance comparability to the corporation is used as a secondary source of comparison.

Using compensation survey data from the comparison groups, a target for total compensation and each of its elements -- base, incentive and long-term equity-based compensation -- is established. The intent is to deliver total compensation that will be in the upper range of pay practices of peer companies when merited by the corporation's performance. To achieve this objective, a substantial portion of executive pay is delivered through performance-related variable compensation programs which are based upon achievement of the corporation's goals. Each year the committee reviews the elements of executive compensation to ensure that the total compensation program, and each of its elements, meets the overall objectives discussed above.

In 1999, total compensation was paid to executives based on individual performance and on the extent to which the business plans for the corporation and their areas of responsibility were achieved or exceeded. Base compensation was determined by an assessment of each executive's performance, current salary in relation to the salary range designated for the job, experience and potential for advancement as well as by the performance of the corporation. While many aspects of performance can be measured in financial terms, the committee also evaluated the success of the management team in areas of performance that cannot be measured by traditional accounting tools, including the development and execution of strategic plans, the development of management and employees, and the exercise of leadership within the industry and in the communities that Abbott serves. All of these factors were collectively taken into account by management and the compensation committee in determining the appropriate level of base compensation and annual increases.

The Abbott Management Incentive Plan (MIP) and Performance Incentive Plan (PIP) are designed to reward executives when the corporation achieves certain financial objectives and when each executive's area of responsibility meets its predetermined goals. These goals include financial elements such as consolidated net earnings, profitability, total sales and earnings per share, and non-financial elements such as the achievement of selected strategic goals and the successful development of human resources, including Abbott's diversity initiative. Each year, individual incentive targets are established for MIP participants based on competitive survey data from the group of companies discussed above. As noted above, awards are paid at levels commensurate with performance of the company relative to peer group companies. Under the MIP, 40% of a participant's target award is attributable to corporate performance. For 1999, as a result of the corporation's performance, only one-half (20%) of the target was awarded to participants. The remainder of the targeted incentive was earned based on the committee's overall assessment of each participant's achievement of the predetermined goals discussed above. Each year, individual base award allocations are established for PIP participants as a percentage of consolidated net earnings.

--------------------------------------------------------------------------------

For 1999, each PIP participant's final award allocation was based on the committee's overall assessment of each participant's achievement of the predetermined goals discussed above.

To motivate and reward its executives and managers and to directly align key employee and shareholder interests, the corporation has provided long-term incentives in the form of equity participation for many years. Grants of stock options, replacement stock options and restricted stock awards are important parts of this relationship. To ensure this objective is achieved, executives follow fixed stock ownership guidelines.

Targeted award ranges for stock options and restricted stock opportunities are determined taking into account competitive practice among the comparison companies noted above. Equity participation targets are set based on established salary ranges and level of performance. As noted above, the target ranges are established such that equity awards are appropriately scaled to the performance of the company within its peer group.

Actual individual awards are determined based on the established competitive target range and the committee's overall assessment of individual performance. The committee considers the amounts of options and restricted stock previously granted and the aggregate size of current awards in deciding to award additional options and restricted stock.

In 1999, in recognition of his assumption of the position of Chief Executive Officer in January and election to the additional office of Chairman of the Board of Directors, the committee granted Mr. White, the corporation's Chairman and Chief Executive Officer, a base salary increase of 22.7%. As reflected in the corporation's financial statements, Abbott's performance in 1999 included a 5.3% growth in sales, and a 4.6% growth in basic earnings per share. In light of this performance and their overall assessment of his performance, the committee determined to grant Mr. White a bonus and stock options.

It is the committee's policy to establish and maintain compensation programs for executive officers which operate in the best interests of the corporation and its stockholders in achieving the corporation's long-term business objectives. To that end, the committee continues to assess the impact of the Omnibus Budget Reconciliation Act of 1993 on its executive compensation strategy and take action to assure that appropriate levels of deductibility are maintained.

COMPENSATION COMMITTEE

H. L. Fuller, chairman, B. Powell Jr., A. B. Rand, W. D. Smithburg and
W. L. Weiss.

--------------------------------------------------------------------------------
11

--------------------------------------------------------------------------------

Summary Compensation Table

The following table summarizes compensation earned in 1999, 1998, and 1997 by the named officers in 1999.

                                              Annual Compensation              Long-term Compensation
                                       ----------------------------------  ------------------------------
                                                                 Other                      Securities
                                                                 Annual     Restricted      Underlying       All Other
Name and                                                        Compen-        Stock         Options/         Compen-
Principal Position               Year  Salary ($)  Bonus ($)   sation ($)  Award(s) ($)(1)   SARs (#)(2)    sation ($)(3)
------------------------------------------------------------------------------------------------------------------------
Miles D. White (4)               1999  $1,306,731  $  800,000   $ 40,662   $        0          350,000        $55,087
Chairman of the Board,                                                                          89,895(5)
Chief Executive Officer          1998     669,615   1,000,000     19,363      740,000          350,000         26,019
and Director                                                                                    57,774(5)
                                 1997     393,654     475,000     34,082    1,167,500           80,000         16,659
                                                                                                37,342(5)
------------------------------------------------------------------------------------------------------------------------
Robert L. Parkinson Jr. (6)      1999     932,692     600,000     36,367            0          250,000         40,258
President, Chief Operating                                                                     133,708(5)
Officer and Director             1998     598,461     700,000     27,412      740,000          320,000         23,811
                                                                                               167,098(5)
                                 1997     393,654     475,000     18,868    1,167,500           80,000         14,910
                                                                                               107,446(5)
------------------------------------------------------------------------------------------------------------------------
Gary P. Coughlan                 1999     480,384     384,300    289,215            0           70,000         19,889
Senior Vice President,                                                                          95,751(5)
Finance and                      1998     463,846     465,000    258,909            0           80,000         17,700
Chief Financial Officer                                                                        275,439(5)
                                 1997     445,385     450,000    191,025    1,167,500           80,000         16,177
                                                                                               137,636(5)
------------------------------------------------------------------------------------------------------------------------
Joy A. Amundson                  1999     412,404     370,000     58,075            0           70,000         17,489
Senior Vice President,                                                                          29,615(5)
Ross Products                    1998     382,692     360,000     50,169      740,000           80,000         14,959
                                                                                                42,853(5)
                                 1997     291,538     300,000     56,678    1,167,500           80,000         10,848
                                                                                                67,944(5)
------------------------------------------------------------------------------------------------------------------------
Richard A. Gonzalez              1999     366,346     315,000     20,026            0           70,000         17,043
Senior Vice President,                                                                          10,012(5)
Hospital Products                1998     308,558     300,000     18,997    1,036,000           80,000         14,087
                                 1997     223,654     200,000        972      350,250           30,000         12,060
------------------------------------------------------------------------------------------------------------------------

TABLE FOOTNOTES

(1) The number and value of restricted shares held as of December 31, 1999, respectively, were as follows:
    M. D. White - 60,000 / $2,178,750;
    R. L. Parkinson Jr. - 70,000 / $2,541,875;
    G. P. Coughlan - 40,000 / $1,452,500;
    J. A. Amundson - 60,000 / $2,178,750;
    and R. A. Gonzalez - 56,000 / $2,033,500.
    The officers receive all dividends paid on these shares.

(2) Where necessary, the share balances shown in this table have been adjusted to reflect the May 1998 stock split.

(3) Employer contributions made to the Stock Retirement Plan and made or accrued with respect to the 401(k) Supplemental Plan.

(4) M. D. White became executive vice president of Abbott in February 1998. He was elected chief executive officer in January 1999 and chairman of the board in April 1999.

(5) These options are replacement stock options. They are described in the table captioned "Options Granted in Last Fiscal Year" on page 13.

(6) R. L. Parkinson Jr. became executive vice president of Abbott in February 1998. He was elected president and chief operating officer in January 1999.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Stock Options

The following tables summarize the named officers' stock option activity during 1999.

                                          Options Granted in Last Fiscal Year                           Potential Gain at
                                          -----------------------------------                     Assumed Annual Rates of Stock
                                                                                                  Price Appreciation for Option
                                      Individual Grants                                                     Term (1):
----------------------------------------------------------------------------------------------  ---------------------------------
                          Number of Securities  % of Total Options/
                          Underlying Options/     SARs Granted to     Exercise or
                              SARs Granted      Employees in Fiscal      Base       Expiration
Name                             (#)(2)                Year          Price ($/Sh.)     Date              5% ($)           10% ($)
----------------------------------------------------------------------------------------------  ---------------------------------
Miles D. White                   350,000(3)             1.9%            $ 45.22     02/11/2009       $9,953,515       $25,224,162
  Replacement Options:             3,492                0.0%              52.72     04/27/2005           62,611           142,043
                                  64,163                0.3%              52.72     02/08/2006        1,331,757         3,089,348
                                  22,240                0.1%              52.72     02/13/2007          543,315         1,295,153
---------------------------------------------------------------------------------------------------------------------------------
Robert L. Parkinson Jr.          250,000(3)             1.3%              45.22     02/11/2009        7,109,654        18,017,259
  Replacement Options:            27,370                0.1%              50.44     02/11/2003          281,534           603,960
                                   7,608                0.0%              50.44     04/27/2005          130,511           296,085
                                  21,619                0.1%              50.44     02/08/2006          429,314           995,904
                                  20,381                0.1%              50.44     02/13/2007          476,367         1,135,563
                                  56,730                0.3%              50.44     02/12/2008        1,535,327         3,763,039
---------------------------------------------------------------------------------------------------------------------------------
Gary P. Coughlan                  70,000(3)             0.4%              45.22     02/11/2009        1,990,703         5,044,832
  Replacement Options:             6,842                0.0%              48.70     04/09/2002           54,450           114,726
                                  25,244                0.1%              48.70     04/27/2005          426,345           970,323
                                  19,888                0.1%              48.70     02/08/2006          387,806           901,717
                                  20,691                0.1%              48.70     02/13/2007          474,019         1,132,703
                                  23,086                0.1%              48.70     02/12/2008          611,546         1,502,624
---------------------------------------------------------------------------------------------------------------------------------
Joy A. Amundson                   70,000(3)             0.4%              45.22     02/11/2009        1,990,703         5,044,832
  Replacement Options:            29,615                0.2%              45.10     02/08/2006          498,991         1,148,833
---------------------------------------------------------------------------------------------------------------------------------
Richard A. Gonzalez               70,000(3)             0.4%              45.22     02/11/2009        1,990,703         5,044,832
  Replacement Options:            10,012                0.1%              42.54     04/27/2005          136,697           308,038
---------------------------------------------------------------------------------------------------------------------------------
Gain for all Shareholders at Assumed Rates for Appreciation (4):                                $35,328,878,538   $89,530,314,612
---------------------------------------------------------------------------------------------------------------------------------

TABLE FOOTNOTES

(1) These amounts assume hypothetical appreciation rates of 5% and 10% over the term of the option, as required by the SEC, and are not intended to forecast the appreciation of the stock price. No gain to the named officers will occur unless the price of Abbott's common shares exceeds the options' exercise price.

(2) These options contain a replacement option feature. When the option's exercise price is paid (or, in the case of a non-qualified stock option, when the option's exercise price or the withholding taxes resulting on exercise of that option are paid) with shares of Abbott's common stock, a replacement option is granted for the number of shares used to make that payment. The replacement option has an exercise price equal to the fair market value of Abbott's common stock on the date the replacement option is granted, is exerciseable in full six months after the date of grant, and has a term expiring on the expiration date of the original option.

(3) One-third of the shares covered by these options are exercisable after one year; two-thirds after two years; and all after three years.

(4) Amounts were determined using total shares outstanding at December 31, 1999 of 1,547,019,606 and a December 31, 1999 closing market price of $36.3125 per share.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-end Option/SAR Values

                                                                              Number of Securities       Value of Unexercised
                                                                             Underlying Unexercised      In-the-Money Options/
                                            Shares Acquired     Value      Options/SARs at FY-end (#)     SARs at FY-end ($)
Name                                        on Exercise (#)  Realized ($)  Exercisable/Unexercisable   Exercisable/Unexercisable
--------------------------------------------------------------------------------------------------------------------------------
Miles D. White                                   130,453      $3,821,638       342,826 / 609,998         $  639,613 / $189,929
--------------------------------------------------------------------------------------------------------------------------------
Robert L. Parkinson Jr.                          169,450       3,119,005       381,046 / 489,998            836,999 /  189,929
--------------------------------------------------------------------------------------------------------------------------------
Gary P. Coughlan                                 119,129       2,034,383       348,943 / 149,998            237,222 /  189,929
--------------------------------------------------------------------------------------------------------------------------------
Joy A. Amundson                                   53,849       1,318,993       257,526 / 179,613          1,594,764 /  189,929
--------------------------------------------------------------------------------------------------------------------------------
Richard A. Gonzalez                               14,344         329,357        82,866 / 143,344            675,535 /   71,225
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
13

--------------------------------------------------------------------------------

Pension and Retirement Arrangements

Abbott and certain subsidiaries maintain a defined benefit pension plan known as the Abbott Laboratories Annuity Retirement Plan covering most employees in the United States, age 21 or older. Pension benefits are generally based on service and eligible earnings for the 60 consecutive months within the final 120 months of employment for which eligible earnings were highest. Pension benefits are partially offset for Social Security benefits.

The following table shows the estimated annual benefits payable to employees upon normal retirement. The amounts shown are computed on a straight life annuity basis without giving effect to Social Security offsets and include supplemental benefits under a nonqualified supplemental pension plan.

                               Pension Plan Table

                                       Years of Service
------------       --------------------------------------------------------
Remuneration          15         20         25          30           35
------------       --------------------------------------------------------
 $  900,000        $303,750   $405,000   $472,500   $  499,500   $  499,500
  1,100,000         371,250    495,000    577,500      610,500      610,500
  1,300,000         438,750    585,000    682,500      721,500      721,500
  1,500,000         506,250    675,000    787,500      832,500      832,500
  1,700,000         573,750    765,000    892,500      943,500      943,500
  1,900,000         641,250    855,000    997,500    1,054,500    1,054,500
------------       --------------------------------------------------------

The compensation considered in determining the pensions payable to the named officers is the compensation shown in the "Salary" and "Bonus" columns of the Summary Compensation Table on page 12. Pensions accrued under the Annuity Retirement Plan are funded through the Abbott Laboratories Annuity Retirement Trust, established on behalf of all participants in that plan. Pensions accrued under the nonqualified supplemental pension plan with present values exceeding $100,000 are funded through individual trusts established on behalf of the officers who participate in that plan. During 1999, the following amounts, less applicable tax withholdings, were deposited in such individual trusts established on behalf of the named officers: M. D. White, $447,711;
R. L. Parkinson Jr., $422,677; G. P. Coughlan, $158,881; J. A. Amundson, $159,870; and R. A. Gonzalez, $386,457. As of December 31, 1999, the years of service credited under the Plan for the named officers were as follows:
M. D. White - 15; R. L. Parkinson Jr. - 23; G. P. Coughlan - 9; J. A. Amundson - 16 and R. A. Gonzalez - 19.

--------------------------------------------------------------------------------

Key Employee Retention

In November 1999, Abbott adopted a shareholder rights plan as one element in its strategy to protect the interests of Abbott shareholders. The plan encourages any unsolicited bidder that is seeking control of Abbott to negotiate with Abbott's board of directors. Because even an unsuccessful bid for control can result in the loss of key employees, an important piece of Abbott's strategy is the retention of key employees. Accordingly, Abbott has established change in control arrangements with its management team, in the form of change in control agreements for Abbott officers and a change in control plan for other key management personnel. The agreements with the named officers are described below.

The agreements with the named officers continue in effect until December 31, 2002, and at the end of each year will automatically be extended through the third year thereafter unless Abbott notifies the officer that the agreement will not be extended. The agreements also automatically extend for two years following any change of control that occurs while they are in effect. The agreements provide that if the officer is terminated other than for specified reasons or if the officer elects to terminate employment under certain circumstances during a potential change of control or within two years following a change of control of Abbott, the officer is entitled to receive a lump sum payment equal to three times the officer's annual salary and bonus (assuming for this purpose that all target performance goals have been achieved or, if higher, based on the average bonus for the last three years), plus any unpaid bonus owing for any completed performance period and the pro rata bonus for any current bonus period (both based on the highest of the actual bonus earned, the bonus assuming achievement of target performance, or the average bonus for the past three years). The officer will also receive up to three years of additional employee benefits (including the value of three more years of pension accruals), payment of a portion of any excise taxes and other related taxes and payments for which the officer is responsible as a result of the agreement, and reimbursement of certain legal, tax and audit fees. The agreements also limit the conduct for which awards under Abbott's stock incentive programs can be

--------------------------------------------------------------------------------
terminated. Independent compensation consultants confirm that the level of payments provided under the agreements is consistent with current market practice.

Under the agreements a "Change in Control" occurs on the earliest of the following dates:

- The date any entity or person (including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) becomes the beneficial owner of, or obtains voting control over, twenty percent (20%) or more of the outstanding common shares of Abbott;

- The date on which Abbott (A) merges or consolidates with or into another corporation, or merges another corporation into Abbott, in which Abbott is not the continuing or surviving corporation or pursuant to which any common shares of Abbott are converted into cash, securities of another corporation, or other property, other than a merger or consolidation of Abbott in which holders of common shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation or its parent corporation immediately after the merger as immediately before, or (B) sells or otherwise disposes of substantially all of Abbott's assets; or

- The date on which there has been a change in a majority of the board of directors of Abbott within a twelve (12) month period unless the nomination for election by Abbott's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve (12) month period.

A potential change of control occurs if Abbott enters into an agreement which would result in a change of control, Abbott or anyone else publicly announces an intent to take or consider actions which would constitute a change of control, any person or group acquires beneficial ownership of 10% or more of Abbott's common shares, or Abbott's board adopts a resolution that a potential change of control exists.

--------------------------------------------------------------------------------

Performance Graph

The following graph compares the change in Abbott's cumulative total shareholder return on its common shares with the Standard and Poor's-Registered Trademark-500 Stock Index and the Standard and Poor's-Registered Trademark- Healthcare Composite Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

INDEXED RETURNS      BASE PERIOD  DEC95   DEC96   YEARS ENDING  DEC98   DEC99
COMPANY/INDEX           DEC94                        DEC97
ABBOTT LABORATORIES          100  130.32  162.26        213.08  323.52  243.35
S&P 500 INDEX                100  137.58  169.17        225.60  290.08  351.12
HEALTH CARE-500              100  157.85  190.61        273.93  395.06  362.49

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15

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DIRECTORS' PROPOSAL TO APPROVE
AMENDMENTS TO THE ABBOTT LABORATORIES
1996 INCENTIVE STOCK PROGRAM
(ITEM 2 ON PROXY CARD)

In December 1999, Abbott's board of directors adopted, subject to shareholder approval, an amendment to the 1996 Incentive Stock Program increasing the number of shares authorized under the Program. The proposed amendment responds to the following developments:

- The growth in the use of stock-based compensation by the companies with which Abbott competes for talent;

- The increased number of Abbott employees receiving stock options as Abbott, in response to market conditions, has expanded the classes of employees who are eligible for annual stock option grants;

- The increased number of Abbott employees who are eligible for stock options as the result of recent acquisitions.

In approving the proposed amendment, the board of directors reviewed competitive market data, verified by independent compensation consultants, regarding compensation practices and trends in the health care industry, the automatic annual authorization features found in the equity compensation programs of other health care companies, the shares remaining for grant under the Program, and the percentage of Abbott's outstanding shares which are authorized under the Program. The data directly supports the proposed increase in the number of shares authorized under the Program.

If shareholders do not approve the proposed amendment, Abbott will not have enough shares to continue the Program at a competitive level beyond 2000. This would pose a significant recruiting and retention problem for Abbott.

As of February 11, 2000, approximately 1,655,545 Abbott common shares remained available under the Program for the grant of benefits and approximately 84,139,211 shares were subject to outstanding awards under the Program or under the Abbott Laboratories 1986 Incentive Stock Program and the Abbott Laboratories 1991 Incentive Stock Program (the "Prior Programs"). Benefits are no longer being granted under the Prior Programs. An additional 2,288,632 shares were subject to outstanding awards under the stock plans established by Perclose, Inc. and assumed by Abbott when it acquired Perclose. Benefits are no longer being granted under the Perclose plans. The total number of shares covered by outstanding awards under the Program, the Prior Programs, and the Perclose plans and available for future grants under the Program is approximately 5.6 percent (5.6%) of Abbott's outstanding common shares. On February 11, 2000, the closing price for Abbott's common shares reported for New York Stock Exchange composite transactions was $34 1/2 per share.

The Program, as proposed to be amended, is set forth on Exhibit A to this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE PROGRAM.

Description of Amendment to the Program

The Program automatically authorizes the annual addition of Abbott common stock for use in connection with the grant of Program benefits. The amendment increases the automatic annual addition to 1.5 percent (1.5%) of Abbott's total issued and outstanding common shares on the first day of each calendar year beginning January 1, 2000. Based on Abbott's total issued and outstanding common shares on January 1, 2000, the annual addition for 2000 would be 23,205,294 shares.

Shares Subject to the Program

The common shares covered by the Program may be either authorized but unissued shares or treasury shares (except that restricted stock awards may be satisfied only from treasury shares). If there is a lapse, expiration, termination, or cancellation of any benefit granted under the Program or the Prior Programs (but not the Perclose plans) without the issuance of shares or payment of cash thereunder, or if shares are issued under any benefit under the Program or a Prior Program and thereafter are reacquired by Abbott pursuant to rights reserved upon the issuance thereof, or pursuant to the payment of the purchase price of shares under stock options by delivery of other common shares of Abbott, the shares subject to or reserved for that benefit, or so reacquired, may again be used for new stock options, rights, or awards of any type authorized under the Program. However, the common shares issued under the Program, which are not reacquired by Abbott pursuant to rights reserved upon the issuance thereof or pursuant to payment of the purchase price of shares under stock options by delivery of other common shares of Abbott, may not exceed the total number of shares reserved for issuance under the Program.

In the event of the exercise of a stock appreciation right or a limited stock appreciation right, the number of shares reserved for issuance under the Program shall be reduced by the number of common shares covered by the stock option or portion thereof which is surrendered in connection with that exercise. The number of shares reserved for issuance under the Program also shall be

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                                                                              16
reduced by the largest whole number obtained by dividing the monetary value of performance units granted at the commencement of a performance period by the market value of a common share at such time.

Types of Program Benefits

Program benefits include stock options intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code ("incentive stock options"), stock options that do not qualify for that special tax treatment ("nonqualified stock options"), restricted stock, stock appreciation rights, limited stock appreciation rights, performance awards, and foreign qualified benefits.

Amount of Program Benefits

Because the grant of Program benefits is discretionary and may be based on Abbott's performance or the performance of the Program participants, it is impossible to determine or estimate the benefits or amounts that will be received by individual employees or groups of employees under the Program. Non-employee directors also receive stock options and restricted stock under the Program. This is described below under "Restricted Stock Awards and Stock Options for Non-Employee Directors."

The maximum number of shares with respect to which incentive stock options, non-qualified stock options, stock appreciation rights and limited stock appreciation rights may be granted to any one participant, in aggregate, in any one calendar year, is two million shares.

The Program provides that the aggregate fair market value (determined as of the time the stock option is granted) of the common shares with respect to which incentive stock options may become exercisable for the first time by any individual during any calendar year may not exceed $100,000. However, in no event may incentive stock options be granted with respect to more than 150,000,000 shares (plus any shares acquired by Abbott pursuant to payment of the purchase price of shares under incentive stock options by delivery of other Abbott common shares).

Administration

The compensation committee of the board of directors grants Program benefits and makes other determinations under the Program, except that the committee may delegate its authority to the extent consistent with applicable law and Securities and Exchange Commission rules, and except that the chief executive officer may grant stock options and restricted stock awards other than to directors and executive officers, subject to ratification by the committee.

Eligibility

Officers and other employees of Abbott and its subsidiaries (including the named officers) selected by the committee are eligible to receive stock options and other Program benefits. Directors who are not employees of Abbott or its subsidiaries are only eligible to receive certain restricted stock awards and non-qualified stock options under the Program (see discussion on page 19).

Duration

The Program will continue in effect until the board of directors terminates it. After October 13, 2005, no incentive stock options may, however, be granted under the Program.

Adjustments

The Program provides for adjustment in the number of shares reserved and in the shares covered by each outstanding Program benefit in the event of a stock dividend or stock split and for continuation of benefits and other equitable adjustment in the event of reorganization, sale, merger, consolidation, spin-off, or similar occurrence.

Nonassignability of Program Benefits

Except as provided by the committee, during the holder's lifetime Program benefits will be exercisable only by the holder. Program benefits are, however, transferable by will or by the laws of descent and distribution.

Stock Options

The Program provides that the purchase price of any incentive stock option or non-qualified stock option must be at least 100 percent of the fair market value of the common shares at the time the option is granted. The committee may provide for the payment of the purchase price in cash, by delivery of other Abbott common shares having a market value equal to the option's exercise price, or by any other method, such as delivery of short-term, unsecured promissory notes. A participant may pay the purchase price by delivery of an exercise notice accompanied by a copy of irrevocable instructions to a broker to deliver promptly to Abbott sale or loan proceeds to pay the purchase price. The committee may also permit pyramiding by optionees. Pyramiding occurs when an optionee exercises stock options in increasing portions by using each portion and the appreciation inherent in the shares obtained to exercise a larger portion of the stock option.

Each of the stock options provides for the automatic grant of a replacement stock option if any portion of the purchase price or taxes incurred in connection with its

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17
exercise are paid by delivery or withholding of Abbott common shares. The replacement stock option covers the number of shares surrendered to pay the purchase price or surrendered or withheld to pay the participant's tax liability and will have an exercise price equal to the fair market value of Abbott's common shares on the date the replacement stock option is granted, will be exercisable in full six months after the date of grant and will expire on the expiration date of the original stock option.

The committee determines the period of any stock option, but an employee may not exercise a stock option before six months, nor after ten years, from the date it is granted. The Program contains special rules covering the time of exercise in case of retirement, death, disability, or other termination of employment.

Stock Appreciation Rights

A stock appreciation right permits the holder of a stock option to elect to surrender any stock option, in whole or in part, which is then exercisable and to receive common shares, cash, or a combination thereof in exchange with an aggregate value equal to the excess of the fair market value on the date of the election over the purchase price specified in the stock option. A stock appreciation right may be granted with respect to a stock option either at the time of its grant or afterwards. A stock appreciation right may not be exercised during any period that a limited stock appreciation right with respect to the same stock option may be exercised. A stock appreciation right shall be exercisable upon such additional terms and conditions as may be prescribed by the committee in its sole discretion, but in no event shall it be exercisable after the expiration of the related stock option.

Limited Stock Appreciation Rights

The Program also permits the grant of limited stock appreciation rights to the holder of any stock option previously granted under the Program or any Prior Program. A limited stock appreciation right permits the holder of a stock option to surrender the option or portion thereof which is then exercisable and receive cash equal to the excess of the fair market value on the date of such election over the purchase price specified in such stock option. A limited stock appreciation right may be exercised only during the sixty-day period commencing with the day following the date of a Change in Control of Abbott. In addition, a limited stock appreciation right shall be exercisable upon such additional terms and conditions as may be prescribed by the committee, in its sole discretion, but in no event shall it be exercisable after the expiration of the related stock option.

Restricted Stock Awards

Restricted stock awards consist of common shares transferred to participants, without payment, as additional compensation for their services to Abbott or one of its subsidiaries. Restricted stock awards are subject to such terms and conditions as the committee determines are appropriate, including restrictions on the sale or other disposition of such shares and rights of Abbott to reacquire such shares upon termination of the participant's employment within specified periods. No more than ten percent (10%) of the total shares available for issuance in connection with benefits granted in any calendar year may be issued as restricted stock awards, including restricted stock awards granted to non-employee directors as described below.

Performance Awards

The Program permits the grant of performance awards in the form of performance units or performance shares. Performance units consist of monetary awards and performance shares consist of common shares or awards denominated in common shares, which may be earned in whole or in part if Abbott achieves certain goals established by the committee over a designated period of time. The goals established by the committee shall be based on any one or a combination of earnings per share, return on equity, return on assets, total shareholder return, net operating income, cash flow, increase in revenue, economic value added, increase in share price or cash flow return on investment. Partial achievement of goals may result in payment or vesting corresponding to the degree of achievement. Payment of an award earned may be in cash or in common shares, or in a combination of both, and may be made when earned, or vested and deferred, as the committee in its sole discretion determines. Deferred awards shall earn interest on the terms and at a rate determined by the committee. The maximum amount which may be granted under all performance awards for any one year for any one participant is five million dollars.

Foreign Qualified Benefits

The committee may also grant Program benefits to employees of Abbott and its subsidiaries who are residing in foreign jurisdictions. The committee may adopt such supplements to the Program as may be necessary to comply with the applicable laws of those jurisdictions and to afford such employees favorable treatment under such laws, but no benefit may be granted with terms or conditions which are inconsistent with the terms of the Program.

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                                                                              18

Restricted Stock Awards and Stock Options for Non-employee Directors

If a non-employee director elects to receive any or all of his or her directors' fees in the form of non-qualified stock options, the fees covered by that election are converted into stock options based upon an independent appraisal of the value of the options. These options are granted annually, on the date of the annual shareholder meeting. The options have a purchase price equal to the fair market value of the shares covered by the option on the grant date. An option may be exercised during the ten year period following its grant and provides for the automatic grant of a replacement stock option if all or any portion of its exercise price is paid by delivery of Abbott common shares. The replacement stock option covers the number of shares surrendered to pay that exercise price, has an exercise price equal to the fair market value of such shares on the date the replacement stock option is granted, and expires on the expiration date of the original stock option. Under the Program, each non-employee director who is elected to the board of directors at the annual shareholder meeting receives a restricted stock award with a fair market value on the date of the award closest to, but not exceeding $52,000 in 2000 and $55,000 in 2001 and subsequent years. In 1999, this was 988 shares. The non-employee directors are entitled to vote these shares and receive all dividends paid on the shares. The shares are nontransferable prior to termination, retirement from the board, death, or a change in control of Abbott.

Amendments and Discontinuance

The Program is subject to amendment or termination by the board of directors without shareholder approval as deemed in the best interests of Abbott. However, no such amendment shall, without the consent of the holder, reduce the amount of any benefit or adversely change the terms and conditions thereof, nor shall any such amendment result in the Program or any award thereunder losing its exempt status, under Rule 16b-3 of the Securities and Exchange Commission.

The terms and conditions applicable to any benefits granted and outstanding may at any time be amended, modified, or canceled by mutual agreement between the committee and the participant so long as any amendment or modification does not increase the number of common shares issuable under the Program. The committee may, at any time and in its sole discretion, declare any or all stock options and stock appreciation rights then outstanding under the Program or the Prior Programs to be exercisable and any or all outstanding restricted stock awards to be vested, whether or not such stock options, rights or awards are otherwise exercisable or vested.

Federal Income Tax Consequences

Under existing law and regulations, the grant of non-qualified stock options, limited stock appreciation rights and stock appreciation rights will not result in income taxable to the employee or director or provide a deduction to Abbott. However, the exercise of a non-qualified stock option, a stock appreciation right or a limited stock appreciation right results in taxable income to the holder, and Abbott is entitled to a corresponding deduction. At the time of the exercise of a non-qualified stock option, the amount so taxable and so deductible will be the excess of the fair market value of the shares purchased over their option price. Upon the exercise of a stock appreciation right or limited stock appreciation right, the participant will be taxed at ordinary income tax rates on the amount of the cash and the fair market value of the shares received by the employee, and Abbott will be entitled to a corresponding deduction.

Under the Internal Revenue Code, no income is recognized by an optionee when an incentive stock option is granted or exercised. The alternative minimum tax may, however, apply. If the holder holds the shares received on exercise of an incentive stock option for at least two years from the date of grant and one year from date of exercise, any gain realized by the holder on the disposition of the stock will be accorded long-term capital gain treatment, and no deduction is allowed to Abbott. If the holding period requirements are not satisfied, the employee will recognize ordinary income at the time of disposition equal to the lesser of (i) the gain realized on the disposition, or (ii) the difference between the option price and the fair market value of the shares on the date of exercise. Any additional gain on the disposition not reflected above will be long-term or short-term capital gain, depending upon the length of time the shares are held. Abbott is entitled to an income tax deduction equal to the amount of ordinary income recognized by the employee.

An employee or nonemployee director who is granted a restricted stock award will not be taxed upon the acquisition of such shares so long as the interest in such shares is subject to a "substantial risk of forfeiture" within the meaning of the Code. Upon lapse or release of the restrictions, the recipient will be taxed at ordinary income tax rates on an amount equal to the current fair market value of the shares. Any awards that are not subject to a substantial risk of forfeiture, will be taxed at the time of grant. Abbott will be entitled to a corresponding deduction when the value of the award is included in the recipient's taxable income. The basis of restricted shares held after lapse or termination of restrictions will be equal to their fair market value on the date of lapse or termination of restrictions, and upon subsequent disposition any further gain or loss will be

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19
long-term or short-term capital gain or loss, depending upon the length of time the shares are held.

An employee or nonemployee director may elect to be taxed at ordinary income tax rates on the full fair market value of the restricted shares at the time of transfer. If the election is made, the basis of the shares so acquired will be equal to the fair market value at the time of transfer. If the election is made, no tax will be payable upon the subsequent lapse or release of the restrictions, and any gain or loss upon disposition will be a capital gain or loss.

A participant will realize ordinary income as a result of performance awards at the time common shares are transferred or cash is paid in an amount equal to the value of the shares delivered plus the cash paid. The committee may permit or require a participant to pay all or a portion of the federal, state and local taxes, including social security and medicare withholding tax, arising in connection with the exercise of a non-qualified stock option, the vesting of a restricted stock award or the receipt or exercise of any other benefit, by having Abbott withhold shares or by delivering shares received in connection with the benefit or previously acquired, having a fair market value approximating the amount to be withheld.

Change in Control

The Program provides that if a Change in Control occurs, then as of the date of the Change in Control:

- All outstanding stock options, stock appreciation rights and limited stock appreciation rights become fully exercisable;

- All terms and conditions of all outstanding restricted stock awards are deemed satisfied; and

- All outstanding performance awards then outstanding are deemed to have been fully earned and to be immediately payable, in cash, as of the date of the Change in Control.

Under the Program a "Change in Control" occurs on the earliest of the following dates:

- The date any entity or person (including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) becomes the beneficial owner of, or obtains voting control over, thirty percent (30%) or more of the outstanding common shares of Abbott;

- The date the Abbott's shareholders approve a definitive agreement (A) to merge or consolidate Abbott with or into another corporation, or to merge another corporation into Abbott, in which Abbott is not the continuing or surviving corporation or pursuant to which any common shares of Abbott would be converted into cash, securities of another corporation, or other property, other than a merger or consolidation of Abbott in which holders of common shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation or its parent corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all of Abbott's assets; or

- The date on which there has been a change in a majority of the board of directors of Abbott within a twelve (12) month period unless the nomination for election by Abbott's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve (12) month period.

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SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
(ITEM 3 ON PROXY CARD)

Abbott's bylaws provide that, upon the recommendation of the audit committee, the board of directors shall appoint annually a firm of independent public accountants to serve as auditors and that such appointment shall be submitted for ratification by the shareholders at the Annual Meeting. The board has appointed Arthur Andersen LLP to act as auditors for the current year. This firm has served as Abbott's auditors since 1963. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 2000.

Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

--------------------------------------------------

SHAREHOLDER PROPOSAL ON THE IMPLEMENTATION OF A POLICY OF PRICE RESTRAINT ON PHARMACEUTICAL PRODUCTS
(ITEM 4 ON PROXY CARD)

A shareholder proposal is included in this proxy statement. Abbott is advised that the proposal will be presented for action at the Annual Meeting. The proposed resolution and the statement made in support thereof are presented below. The names and addresses of the shareholders submitting the proposal will be furnished by Abbott to any person requesting such information. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE PROPOSAL.

--------------------------------------------------

SHAREHOLDER PROPOSAL

Whereas: Health Care Financing Administration data, based on five year figures through 1998, shows spending on prescription drugs rising 12% per year, more than double the 5.1% increase in national health expenditure;

A 1998 House Committee Report found that:

- Older Americans and other individuals (e.g., the uninsured and the underinsured) who buy prescription drugs in the retail market pay substantially more for drugs than drug manufacturers' "favored customer" (federal government agencies and large HMO's);

- Pharmacies appear to have small mark-ups in prices of prescription drugs;

These higher prices are also borne by institutional health care facilities;

Drug prices are consistently higher in the US retail market than in other industrialized countries. Recent studies reveal that eight antidepressants and anti-psychotic drugs cost, on average, twice as much as in the US as in European and other North American industrialized countries.

RESOLVED: Shareholders request the Board of Directors:

1. Create and implement a policy of price restraint on pharmaceutical products for individual consumers and institutional purchasers, utilizing a combination of approaches to keep drug prices at reasonable levels.

2. Report to shareholders by September, 2000, on changes in policies and pricing procedures for pharmaceutical products (withholding any competitive information, and at reasonable cost).

--------------------------------------------------

PROPONENT'S STATEMENT IN SUPPORT OF SHAREHOLDER PROPOSAL

We suggest that the policy include a restraint on each individual drug and that it not be based on averages which can mask tremendous disparities: a low price increase for one compound and a high price increase for another; one price for a "favored customer" (usually low) and another for the retail customer (usually high).

We understand the need for ongoing research and appreciate the role that our company has played in the development of new medicines. We are also aware that the cost of research is only one determinant for the final price of a new drug. The manufacturing, selling, marketing and administrative costs often contribute far more to the price of a drug than research costs. Thus, we believe that price restraint can be achieved without sacrificing necessary research efforts.

--------------------------------------------------

BOARD OF DIRECTORS STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL (ITEM 4 ON PROXY CARD)

Abbott Laboratories supports making prescription drugs affordable and accessible for everyone who needs them; however, the company does not believe that mandating price restraints will best accomplish this goal. Rather, the key is to find a solution that strengthens and improves current insurance programs, most notably Medicare, giving all Americans good choices between different kinds of competing health care coverage.

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21

It is true that pharmaceutical costs have increased in the last year. However, little of the cost increase is due to price increases. Rather, increased costs reflect increased usage of pharmaceuticals, as patients have increasingly shifted their spending to medicines that eliminate surgery and enhance quality of life. In 1998, of a 15.7 percent increase in total drug costs, only 3.2 percent was caused by price increases. Abbott has priced its products responsibly and adjusted prices in response to changing market conditions.

Pricing decisions for all products developed, manufactured and sold by Abbott must be flexible in order to respond to market dynamics in product and geographic market segments, and to assure the company's continued ability to invest in research and development across our product lines. It is from this investment that innovation will come and allow the best chance for the United States and other countries to accomplish the difficult goals of enhancing medical care, expanding access, increasing quality and reducing the rate of growth of health care costs.

FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST THE PROPOSAL.

--------------------------------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Abbott believes that during 1999 its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

--------------------------------------------------

OTHER MATTERS

Five shareholder derivative suits relating to alleged noncompliance with the United States Food and Drug Administration's Quality System Regulation at Abbott's Diagnostic Division facilities in Lake County, Illinois have been filed against Abbott's current directors and, in two of these suits, against certain former directors. These derivative actions allege the defendants breached their fiduciary duties by, among other things, (a) allowing the alleged regulatory noncompliance, (b) failing to publicly disclose the alleged regulatory noncompliance in supposed violation of federal securities law, (c) misusing or permitting the misuse of corporate information for the personal profit of corporate insiders in supposed violation of federal and state law; and (d) causing Abbott to pay $100 million to the federal government and withdraw certain medical diagnostic kits from the U.S. market. The plaintiffs request unspecified monetary damages to be paid to Abbott, that the directors indemnify Abbott for all fines, penalties or damages paid by Abbott in connection with the alleged regulatory noncompliance or alleged securities law violations, reimbursement of their legal fees and costs, and various forms of other relief. As required by its restated articles of incorporation, Abbott will advance defense costs on behalf of the present and former directors named in these suits.

--------------------------------------------------

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING PROXY STATEMENT

Shareholder proposals for presentation at the 2001 Annual Meeting must be received by Abbott no later than November 15, 2000 and must otherwise comply with the applicable requirements of the Securities and Exchange Commission to be considered for inclusion in the proxy statement and proxy for the 2001 meeting.

--------------------------------------------------

PROCEDURE FOR RECOMMENDATION AND NOMINATION OF DIRECTORS AND TRANSACTION OF BUSINESS AT ANNUAL MEETING

A shareholder may recommend persons as potential nominees for director by submitting the names of such persons in writing to the chairman of the nominations and board affairs committee or the secretary of Abbott. Recommendations should be accompanied by a statement of qualifications and confirmation of the person's willingness to serve.

A shareholder may directly nominate persons for director only by complying with the following procedure: the shareholder must submit the names of such persons in writing to the secretary of Abbott not earlier than the October 1 nor later than the first business day of January prior to the date of the Annual Meeting. The nominations must be accompanied by a statement setting forth the name, age, business address, residence address, principal occupation, qualifications, and number of shares of Abbott owned by the nominee and the name, record address, and number of shares of Abbott owned by the shareholder making the nomination.

A shareholder may properly bring business before the Annual Meeting of Shareholders only by complying with the following procedure: the shareholder must submit to the secretary of Abbott, not earlier than the October 1 nor later than the first business day of January prior to the date of the Annual Meeting, a written statement describing the business to be discussed, the reasons for conducting such business at the Annual Meeting, the name, record address, and number of shares of Abbott owned by the shareholder making the submission, and a description of any material interest of the shareholder in such business.

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                                                                              22

--------------------------------------------------------------------------------

GENERAL

It is important that proxies be returned promptly. Shareholders are urged, regardless of the number of shares owned, to vote their shares. Most of Abbott's shareholders may vote their shares by telephone or using the Internet. Shareholders who wish to vote by mail should sign and return their proxy card in the enclosed business reply envelope. Shareholders who vote by telephone or using the Internet do not need to return their proxy card.

The Annual Meeting will be held at Abbott's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. Admission to the meeting will be by admission card only. A shareholder planning to attend the meeting should promptly complete and return the reservation form to assure timely receipt of an admission card.

                                         By order of the board of directors.

                                         JOSE M. DE LASA
                                         SECRETARY

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23

                                                                       EXHIBIT A
------------------------------------------------------------------
ABBOTT LABORATORIES 1996 INCENTIVE STOCK PROGRAM

  1. PURPOSE. The purpose of the Abbott Laboratories 1996 Incentive Stock Program (the "Program") is to attract and retain outstanding directors, officers and other employees of Abbott Laboratories (the "Company") and its subsidiaries, and to furnish incentives to such persons by providing opportunities to acquire common shares of the Company, or monetary payments based on the value of such shares or the financial performance of the Company, or both, on advantageous terms as herein provided and to further align such persons' interests with those of the Company's other shareholders through compensation that is based on the value of the Company's common shares.

  2. ADMINISTRATION. The Program will be administered by a committee (the "Committee") of at least two persons which shall be either the Compensation Committee of the Board of Directors of the Company or such other committee comprised entirely of persons who are both: (i) "disinterested persons" as defined in Rule 16b-3 of the Securities and Exchange Commission; and (ii) "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision, as the Board of Directors may from time to time designate. The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating thereto and make all other determinations necessary or advisable for the administration of the Program. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Program may be made without notice of meeting of the Committee by a writing signed by all of the Committee members. The Committee may, from time to time, delegate any or all of its duties, powers and authority to any officer or officers of the Company, except to the extent such delegation would be inconsistent with Rule 16b-3 of the Securities and Exchange Commission or other applicable law, rule or regulation. The Chief Executive Officer of the Company may, on behalf of the Committee, grant stock options and restricted stock awards under the Program, other than to persons subject to Section 16 of the Securities Exchange Act of 1934. All such grants by the Chief Executive Officer must be reported to, and ratified by, the Committee within twelve months of the grant date but, if ratified, shall be effective as of the grant date.

  3. PARTICIPANTS. Participants in the Program will consist of such officers and other employees of the Company and its subsidiaries as the Committee in its sole discretion may designate from time to time to receive Benefits hereunder. The Committee's designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years;
(iii) contributions of participants to the profitability and development of the Company; (iv) prior awards to participants; and (v) other compensation provided to participants. Non-Employee Directors shall also be participants in the Program solely for purposes of receiving Restricted Stock Awards under paragraph 13 and Non-qualified Stock Options under paragraph 14. The term "Non-Employee Director" shall mean a member of the Board of Directors who is not a full-time employee of the Company or any of its subsidiaries.

  4. TYPES OF BENEFITS. Benefits under the Program may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-qualified Stock Options;
(c) Stock Appreciation Rights; (d) Limited Stock Appreciation Rights;
(e) Restricted Stock Awards; (f) Performance Awards; and (g) Foreign Qualified Benefits, all as described below.

  5. SHARES RESERVED UNDER THE PROGRAM. There is hereby reserved for issuance under the Program: (i) an aggregate of Five Million (5,000,000) common shares; plus (ii) an authorization for each calendar year (the "Annual Authorization") for the years 1996 through 1999, of seven-tenths of one percent (0.7%) of the total common shares of the Company issued and outstanding as of the first day of such calendar year and for the years from and including 2000, one and a half percent (1.5%) of the total common shares of the Company issued and outstanding as of the first day of such calendar year; which may be newly issued or treasury shares. The shares hereby reserved are in addition to the shares previously reserved under the Company's 1981 Incentive Stock Program, 1986 Incentive Stock Program and 1991 Incentive Stock Program (the "Prior Programs"). Any common shares reserved for issuance under the Prior Programs in excess of the number of shares as to which options or other Benefits have been awarded on the date of shareholder approval of this Program, plus any such shares as to which options or other Benefits granted under the Prior Programs may lapse, expire, terminate or be canceled after such date, shall also be reserved and available for issuance in connection with Benefits under this Program. Any common shares reserved under the Program for any calendar year under an Annual Authorization as to which options or other Benefits have not been awarded as of the end of such calendar year shall be available for issuance in connection with Benefits granted in subsequent years.

If there is a lapse, expiration, termination or cancellation of any Benefit granted hereunder without the issuance of shares or payment of cash thereunder, or if shares are issued under any Benefit and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance thereof, or shares are reacquired pursuant to the payment of the purchase

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price of shares under stock options by delivery of other common shares of the
Company, the shares subject to or reserved for such Benefit, or so reacquired, may again be used for new options, rights or awards of any sort authorized under this Program; provided, however, that in no event may the number of common shares issued under this Program, and not reacquired by the Company pursuant to rights reserved upon the issuance thereof or pursuant to the payment of the purchase price of shares under stock options by delivery of other common shares of the Company, exceed the total number of shares reserved for issuance hereunder.

  6. INCENTIVE STOCK OPTIONS. Incentive Stock Options will consist of options to purchase common shares at purchase prices not less than One Hundred percent (100%) of the Fair Market Value of such common shares on the date of grant. An Incentive Stock Option will not be exercisable after the expiration of ten (10) years from the date such option is granted. In the event of termination of employment for any reason other than retirement, disability or death, the right of the optionee to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee's last day of work for the Company and its subsidiaries. In the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor in interest to exercise an Incentive Stock Option shall terminate upon the end of the original term of the option. If the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor in interest to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death. To the extent the aggregate fair market value (determined as of the time the Option is granted) of the common shares with respect to which any Incentive Stock Option is exercisable for the first time by any individual during any calendar year (under all option plans of the Company and its subsidiary corporations) exceeds $100,000, the excess shall be treated as a Non-qualified Stock Option. An Incentive Stock Option shall be exercisable as determined by the Committee, but in no event earlier than six (6) months from its grant date.

  7. NON-QUALIFIED STOCK OPTIONS. Non-qualified Stock Options will consist of options to purchase common shares at purchase prices not less than One Hundred percent (100%) of the Fair Market Value of such common shares on the date of grant. A Non-qualified Stock Option will not be exercisable after the expiration of ten (10) years from the date such option is granted. In the event of termination of employment for any reason other than retirement, disability or death, the right of the optionee to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee's last day of work for the Company and its subsidiaries. In the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor in interest to exercise a Non-qualified Stock Option shall terminate upon the end of the original term of the option. If the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor in interest to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death. A Non-qualified Stock Option shall be exercisable as determined by the Committee, but in no event earlier than six (6) months from its grant date.

  8. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any stock option granted hereunder or under the Prior Programs. Such Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:

        (a) A Stock Appreciation Right may be granted with respect to a stock option at the time of its grant or at any time thereafter up to six
    (6) months prior to its expiration.

        (b) Stock Appreciation Rights will permit the holder to surrender any related stock option or portion thereof which is then exercisable and to elect to receive in exchange therefor cash in an amount equal to:

           (i) The excess of the Fair Market Value on the date of such election of one common share over the option price multiplied by

           (ii) The number of shares covered by such option or portion thereof which is so surrendered.

        (c) A Stock Appreciation Right granted to a participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, may be exercised only after six (6) months from its grant date (unless such exercise would not affect the exemption under Rule 16b-3 of the Securities and Exchange Commission).

        (d) A Stock Appreciation Right may be granted to a participant regardless of whether such participant has been granted a Limited Stock Appreciation Right with respect to the same stock option. However, a Stock Appreciation Right may not be exercised during any period that a Limited Stock Appreciation Right with respect to the same stock option may be exercised.

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        (e) In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the stock option or portion thereof surrendered.

  9. LIMITED STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant a Limited Stock Appreciation Right to the holder of any stock option granted hereunder or under the Prior Programs. Such Limited Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:

        (a) A Limited Stock Appreciation Right may be granted with respect to a stock option at the time of its grant or at any time thereafter up to six
    (6) months prior to its expiration.

        (b) A Limited Stock Appreciation Right will permit the holder to surrender any related stock option or portion thereof which is then exercisable and to receive in exchange therefor cash in an amount equal to:

           (i) The excess of the Fair Market Value on the date of such election of one common share over the option price multiplied by

           (ii) The number of shares covered by such option or portion thereof which is so surrendered.

        (c) A Limited Stock Appreciation Right granted to a participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, may be exercised only after six (6) months from its grant date (unless such exercise would not affect the exemption under Rule 16b-3 of the Securities and Exchange Commission) and only during the sixty (60) day period commencing on the later of: (i) the day following the date of a Change in Control; or (ii) the first date on which such exercise would be exempt under Rule 16b-3 of the Securities and Exchange Commission.

        (d) A Limited Stock Appreciation Right may be granted to a participant regardless of whether such participant has been granted a Stock Appreciation Right with respect to the same stock option.

        (e) In the event of the exercise of a Limited Stock Appreciation Right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the stock option or portion thereof surrendered.

  10. RESTRICTED STOCK AWARDS. Restricted Stock Awards will consist of common shares transferred to participants without other payment therefor as additional compensation for their services to the Company or any of its subsidiaries. Restricted Stock Awards granted under this paragraph 10 shall be satisfied from the Company's available treasury shares. Restricted Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the participant's employment within specified periods. Subject to such other restrictions as are imposed by the Committee, the common shares covered by a Restricted Stock Award granted to a participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, may be sold or otherwise disposed of only after six (6) months from the grant date of the award (unless such sale would not affect the exemption under Rule 16b-3 of the Securities and Exchange Commission). No more than ten percent (10%) of the total number of shares available for grant in any calendar year may be issued as Restricted Stock Awards under paragraphs 10 and 13 in that year.

  11. PERFORMANCE AWARDS. Performance Awards in the form of Performance Units or Performance Shares may be granted to any participant in the Program. Performance Units shall consist of monetary awards which may be earned in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time. Performance Shares shall consist of common shares or awards denominated in common shares which may be earned in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time. The goals established by the Committee shall be based on any one, or combination of, earnings per share, return on equity, return on assets, total shareholder return, net operating income, cash flow, increase in revenue, economic value added, increase in share price or cash flow return on investment. Partial achievement of the goal(s) may result in a payment or vesting corresponding to the degree of achievement. Payment of an award earned may be in cash or in common shares or in a combination of both, and may be made when earned, or may be vested and deferred, as the Committee in its sole discretion determines. The maximum amount which may be granted under all Performance Awards for any one year for any one participant shall be Five Million Dollars ($5,000,000). This limit shall be applied to Performance Shares by multiplying the number of Performance Shares granted by the fair market value of one common share on the date of the award. This paragraph 11 is intended to comply with the performance-based compensation requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be interpreted in accordance with the rules and regulations thereunder.

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  12. FOREIGN QUALIFIED BENEFITS. Benefits under the Program may be granted to such employees of the Company and its subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Program as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no Benefit shall be granted under any such supplement with terms or conditions which are inconsistent with the provisions as set forth under the Program.

  13. RESTRICTED STOCK AWARDS FOR NON-EMPLOYEE DIRECTORS.

        (a) Each year, on the date of the annual shareholders meeting, each person who is elected a Non-Employee Director at the annual shareholders meeting shall be awarded both: (i) a Restricted Stock Award covering a number of common shares with a fair market value on the date of the award closest to, but not in excess of, an amount equal to six times the monthly fee in effect under Section 3.1 of the Abbott Laboratories Non-Employee Director's Fee Plan on the date of the award and (ii) in the years 1996 through 2005, a Restricted Stock Award covering a number of common shares with a fair market value on the date of the award closest to, but not in excess of, Twenty-Two Thousand Dollars ($22,000) for awards made in years 1996 through 2000 and Twenty-Five Thousand Dollars ($25,000) for awards made in years 2001 through 2005.

    (b) ISSUANCE OF CERTIFICATES. As soon as practicable following the date of the award the Company shall issue certificates ("Certificates") to the Non-Employee Director receiving the award, representing the number of common shares covered by the award. Each Certificate shall bear a legend describing the restrictions on such shares imposed by this paragraph 13.

    (c) RIGHTS. Upon issuance of the Certificates, the directors in whose names they are registered shall, subject to the restrictions of this paragraph 13, have all of the rights of a shareholder with respect to the shares represented by the Certificates, including the right to vote such shares and receive cash dividends and other distributions thereon.

    (d) RESTRICTED PERIOD. The shares covered by awards granted under this paragraph 13 may not be sold or otherwise disposed of within six (6) months following their grant date (unless such sale would not affect the exemption under Rule 16b-3 of the Securities and Exchange Commission) and in addition shall be subject to the restrictions of this paragraph 13 for a period (the "Restricted Period") commencing with the date of the award and ending on the earliest of the following events:

           (i) The date the director terminates or retires from the Board;

           (ii) The date the director dies; or

           (iii) The date of occurrence of a Change in Control (as defined in paragraph 20(c)).

    (e) RESTRICTIONS. All shares covered by awards granted under this paragraph 13 shall be subject to the following restrictions during the Restricted Period:

           (i) The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of.

           (ii) Any additional common shares of the Company or other securities or property issued with respect to shares covered by awards granted under this paragraph 13 as a result of any stock dividend, stock split or reorganization, shall be subject to the restrictions and other provisions of this paragraph 13.

           (iii) A director shall not be entitled to receive any shares prior to completion of all actions deemed appropriate by the Company to comply with federal or state securities laws and stock exchange requirements.

        (f) Except in the event of conflict, all provisions of the Program shall apply to this paragraph 13. In the event of any conflict between the provisions of the Program and this paragraph 13, this paragraph 13 shall control. Those provisions of paragraph 17 which authorize the Committee to declare outstanding restricted stock awards to be vested and to amend or modify the terms of Benefits shall not apply to awards granted under this paragraph 13. Restricted Stock Awards granted under this paragraph 13 shall be satisfied from the Company's available treasury shares.

  14. NON-QUALIFIED STOCK OPTIONS FOR NON-EMPLOYEE DIRECTORS.

        (a) Each Non-Employee Director may elect to receive any or all of his or her fees earned during the second half of 1996 and each subsequent calendar year under Section 3 of the Abbott Laboratories Non-Employee Directors' Fee Plan (the "Directors' Fee Plan") in the form of Non-qualified Stock Options under this Section 14. Each such election shall be irrevocable, and must be made in writing and filed with the Secretary of the Company by December 31, 1995 (for fees earned in the second half of 1996) and (for fees earned in subsequent calendar years) by June 30 of the calendar year preceding the calendar year in which such fees are earned (or such later date as may be permissible under Rule 16b-3 of the Securities and Exchange Commission, but in no event later than December 31 of such preceding calendar year).

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        (b) A Non-Employee Director may file a new election each calendar year applicable to fees earned in the immediately succeeding calendar year. If no new election or revocation of a prior election is received by June 30 of any calendar year (or such later date as may be permissible under paragraph (a)), the election, if any, in effect for such calendar year shall continue in effect for the immediately succeeding calendar year. Any election made under this Section 14 shall take precedence over any election made by the director for the same period, under the Directors' Fee Plan, to the extent necessary to resolve any conflict between such elections. If a director does not elect to receive his or her fees in the form of Non-qualified Stock Options, the fees due such director shall be paid or deferred as provided in the Directors' Fee Plan and any applicable election thereunder by the director.

        (c) The number of common shares covered by each Non-qualified Stock Option granted in any year under this Section 14 shall be determined based on an independent appraisal for such year of the intrinsic value of options granted hereunder and the amount of fees covered by the director's election for such year. The number of common shares covered by options granted in 1996 (as determined under this procedure) shall be the number of whole shares equal to (i) the product of three (3) times the amount of fees which the director has elected under paragraph (a) to receive in the form of Non-qualified Stock Options, divided by (ii) One Hundred percent (100%) of the Fair Market Value of one common share on the grant date. Any fraction of a share shall be disregarded, and the remaining amount of the fees corresponding to such option shall be paid as provided in the Directors' Fee Plan and any applicable election thereunder by the director.

        (d) Effective on October 10, 1997, each Non-qualified Stock Option due a director under this Section 14 prior to the 1998 annual shareholders meeting shall be granted on October 10, 1997 at a purchase price equal to One Hundred percent (100%) of the Fair Market Value of the common shares covered by such option on the grant date. Effective with the 1998 Annual Shareholders Meeting, each Non-qualified Stock Option due a director under this Section 14 shall be granted annually, on the date of the annual shareholders meeting, at a purchase price equal to One Hundred percent (100%) of the Fair Market Value of the common shares covered by such option on the grant date. Each such option shall be immediately exercisable and nonforfeitable, and shall not be exercisable after the expiration of ten
    (10) years from the date it is granted. Each such option shall contain provisions allowing payment of the purchase price and, to the extent permitted, any taxes due on exercise, by delivery of other common shares of the Company (or, in the case of the payment of taxes, by withholding of shares).

        (e) All Non-qualified Stock Options granted under this Section 14 prior to October 10, 1997, shall be immediately exercisable and nonforfeitable, and shall not be exercisable after the expiration of ten (10) years from the date granted.

  15. NONTRANSFERABILITY. Except as provided by the Committee, each stock option and stock appreciation right granted under this Program shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant or the participant's guardian or legal representative.

  16. OTHER PROVISIONS. The award of any Benefit under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions for the purchase of common shares under stock options in installments, provisions for the payment of the purchase price of shares under stock options by delivery of other common shares of the Company having a then market value equal to the purchase price of such shares, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the participant's employment in addition to those specifically provided for under the Program.

In the case of a participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any Benefit granted to such participant, or any feature of any such Benefit, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

A participant may pay the purchase price of shares under stock options by delivery of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a participant to pay all or a portion of the federal, state and local taxes, including FICA and medicare withholding tax, arising in connection with the following transactions: (a) the exercise of a Non-qualified Stock Option; (b) the lapse of restrictions on common shares received as a Restricted Stock Award; or (c) the receipt or exercise of any other Benefit; by
(i) having the Company withhold common shares, (ii) tendering back common shares received in connection with such Benefit or (iii) delivering

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other previously acquired common shares of the Company having a fair market value approximately equal to the amount to be withheld.

The Committee may grant stock options under the Program (and, for stock options granted prior to shareholder approval of this Program, under the Company's 1991 Incentive Stock Program) that provide for the grant of replacement stock options if all or any portion of the purchase price or taxes incurred in connection with the exercise, are paid by delivery (or, in the case of payment of taxes, by withholding of shares) of other common shares of the Company. The replacement stock option shall cover the number of common shares surrendered to pay the purchase price, plus the number of shares surrendered or withheld to satisfy the participant's tax liability, shall have an exercise price equal to One Hundred percent (100%) of the Fair Market Value of such common shares on the date such replacement stock option is granted, shall first be exercisable six months from the date of grant of the replacement stock option and shall have an expiration date equal to the expiration date of the original stock option.

  17. TERM OF PROGRAM AND AMENDMENT, MODIFICATION, CANCELLATION OR ACCELERATION OF BENEFITS. The Program shall continue in effect until terminated by the Board of Directors of the Company, except that no Incentive Stock Option shall be granted more than ten (10) years after the date of adoption of this Program. The terms and conditions applicable to any Benefits may at any time be amended, modified or canceled by mutual agreement between the Committee and the participant or such other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of common shares issuable under this Program; and provided further, that the Committee may, at any time and in its sole discretion, declare any or all stock options and stock appreciation rights then outstanding under this Program or the Prior Programs to be exercisable and any or all then outstanding Restricted Stock Awards to be vested, whether or not such options, rights or awards are then otherwise exercisable or vested.

  18. AMENDMENT TO PRIOR PROGRAMS. No options or other Benefits shall be granted under the Prior Programs on or after the date of shareholder approval of this Program.

  19. INDIVIDUAL LIMIT ON OPTIONS AND STOCK APPRECIATION RIGHTS; AGGREGATE LIMIT ON INCENTIVE STOCK OPTIONS. The maximum number of shares with respect to which Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights and Limited Stock Appreciation Rights may be granted to any one participant, in aggregate in any one calendar year, shall be Two Million (2,000,000) shares. Incentive Stock Options with respect to no more than the lesser of (i) One Hundred and Fifty Million (150,000,000) shares (plus any shares acquired by the Company pursuant to payment of the purchase price of shares under incentive stock options by delivery of other common shares of the Company), or (ii) the total number of shares reserved under paragraph 5 may be issued under the Plan. [THE INDIVIDUAL AND AGGREGATE LIMITS IN THIS PARAGRAPH HAVE BEEN ADJUSTED PURSUANT TO PARAGRAPH 22 TO REFLECT THE MAY, 1998 TWO FOR ONE STOCK SPLIT.]

  20. TAXES. The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under the Program after giving the person entitled to receive such amount or shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

  21. DEFINITIONS.

    (a) FAIR MARKET VALUE. The Fair Market Value of the Company's common shares shall be the average of the highest and lowest sales prices of such shares as reported on the New York Stock Exchange Composite Reporting System for the date as of which the determination is to be made or in the absence of reported sales on that date, the average of such reported highest and lowest sales prices for the next preceding date on which reported sales occurred; provided that, in the case of any Limited Stock Appreciation Right (other than a right related to an Incentive Stock Option), the Fair Market Value shall be the higher of:

           (i) The highest daily closing price of the Company's common shares during the sixty (60) day period following the Change in Control; or

           (ii) The highest gross price paid or to be paid for the Company's common shares in any of the transactions described in paragraphs 21(c)(i) and 21(c)(ii).

    (b) SUBSIDIARY. The term "subsidiary" for all purposes other than the Incentive Stock Option provisions in paragraph 6, shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Company. For Incentive Stock Option purposes the term "subsidiary" shall be defined as provided in Internal Revenue Code Section 424(f).

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    (c) CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred on the earliest of the following dates:

           (i) The date any entity or person (including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) shall have become the beneficial owner of, or shall have obtained voting control over, thirty percent (30%) or more of the outstanding common shares of the Company;

           (ii) The date the shareholders of the Company approve a definitive agreement (A) to merge or consolidate the Company with or into another corporation, or to merge another corporation into the Company, in which the Company is not the continuing or surviving corporation or pursuant to which any common shares of the Company would be converted into cash, securities of another corporation, or other property, other than a merger or consolidation of the Company in which holders of common shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation or its parent corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all the assets of the Company; or

           (iii) The date there shall have been a change in a majority of the Board of Directors of the Company within a twelve (12) month period unless the nomination for election by the Company's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve (12) month period.

  (d) DISABILITY. The term "disability" for all purposes of the Program shall mean the participant's disability as defined in subsection 4.1(a) of the Abbott Laboratories Extended Disability Plan for twelve (12) consecutive months.

  22. ADJUSTMENT PROVISIONS.

        (a) If the Company shall at any time change the number of issued common shares without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Program, the individual and aggregate limits described in paragraph 19, and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Benefit shall not be changed. The Committee shall also have the right to provide for the continuation of Benefits or for other equitable adjustments after changes in the Company or in the common shares resulting from reorganization, sale, merger, consolidation, spin-off or similar occurrence.

        (b) Notwithstanding any other provision of this Program, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

        (c) Subject to the six month holding requirements of paragraphs 6, 7, 8(c), 9(c), 10 and 13(d) but notwithstanding any other provision of this Program or the Prior Programs, upon the occurrence of a Change in Control:

           (i) All stock options then outstanding under this Program or the Prior Programs shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

           (ii) All Stock Appreciation Rights and Limited Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

           (iii) All terms and conditions of all Restricted Stock Awards then outstanding shall be deemed satisfied as of the date of the Change in Control; and

           (iv) All Performance Awards then outstanding shall be deemed to have been fully earned and to be immediately payable, in cash, as of the date of the Change in Control.

  23. AMENDMENT AND TERMINATION OF PROGRAM. The Board of Directors of the Company may amend the Program from time to time or terminate the Program at any time, but no such action shall reduce the then existing amount of any participant's Benefit or adversely change the terms and conditions thereof without the participant's consent. To the extent required for compliance with Rule 16b-3 of the Securities and Exchange Commission, paragraph 13 of the Program may not be amended more frequently than once every six months other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules thereunder, and no amendment of the Program shall result in any Committee member losing his or her status as a "disinterested person" as defined in Rule 16b-3 of the Securities and Exchange Commission with respect to any employee benefit plan of the Company or result in the Program or awards thereunder losing their exempt status under said Rule 16b-3.

  24. SHAREHOLDER APPROVAL. The Program was adopted by the Board of Directors of the Company on October 13, 1995. The Program and any Benefit granted thereunder shall be null and void if shareholder approval is not obtained by October 12, 1996. [THE REQUISITE SHAREHOLDER APPROVAL WAS OBTAINED ON APRIL 26, 1996].
--------------------------------------------------------------------------------

[LOGO]
ABBOTT LABORATORIES
100 ABBOTT PARK ROAD
ABBOTT PARK, ILLINOIS 60064-6400 U.S.A.

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
AND PROXY STATEMENT

MEETING DATE
APRIL 28, 2000

------------------------------------

YOUR VOTE IS IMPORTANT!
Please sign and promptly return your proxy in the enclosed envelope or vote your shares by telephone or using the Internet.
------------------------------------------------
----------------------------------------------------------------------------

RESERVATION FORM FOR ANNUAL MEETING

I am a shareholder of Abbott Laboratories and plan to attend the Annual Meeting to be held at Abbott's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake County, Illinois at 9:00 a.m. on Friday, April 28, 2000.

Please send me an admission card.

Name ___________________________________________________________________________
                                  Please Print

Address ________________________________________________________________________

City __________________________ State ______ Zip Code __________________________

Area code and phone number _____________________________________________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE RESERVATION FORM DIRECTLY TO ABBOTT LABORATORIES, ANNUAL MEETING TICKET REQUESTS, D-32L AP6D, 100 ABBOTT PARK ROAD, ABBOTT PARK, ILLINOIS 60064-6049.
TO AVOID A DELAY IN THE RECEIPT OF YOUR ADMISSION CARD, DO NOT RETURN THIS FORM WITH YOUR PROXY CARD OR MAIL IT IN THE ENCLOSED BUSINESS ENVELOPE.
------------------------------------------------------------------------

                                     [LOGO]

                                       PROXY


                                 ABBOTT LABORATORIES


                          SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned, revoking previous proxies, acknowledges receipt of the Notice and Proxy Statement dated March 14, 2000, in connection with the Annual Meeting of Shareholders of Abbott Laboratories to be held at 9:00 a.m. on April 28, 2000, at the corporation's headquarters, and hereby appoints MILES D. WHITE and JOSE M. DE LASA, or either of them, proxy for the undersigned, with power of substitution, to represent and vote all shares of the undersigned upon all matters properly coming before the Annual Meeting or any adjournments thereof.


INSTRUCTIONS: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.


SEE REVERSE                                                       SEE REVERSE
  SIDE          (IMPORTANT - PLEASE SIGN AND DATE ON OTHER SIDE)     SIDE

                         ABBOTT LABORATORIES



VOTE BY TELEPHONE                                  VOTE BY INTERNET

It's fast, convenient, and immediate!              It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone               confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

FOLLOW THESE FOUR EASY STEPS:                      FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY STATEMENT AND       1. READ THE ACCOMPANYING PROXY STATEMENT AND
   PROXY CARD.                                        PROXY CARD.

2. CALL THE TOLL-FREE NUMBER                       2. GO TO THE WEBSITE
   1-877-PRX-VOTE (1-877-779-8683). FOR               HTTP://WWW.EPROXYVOTE.COM/ABT
   SHAREHOLDERS RESIDING OUTSIDE THE UNITED
   STATES CALL COLLECT ON A TOUCH-TONE PHONE       3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
   1-201-536-8073.                                    LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER        4. FOLLOW THE INSTRUCTIONS PROVIDED.
   LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE RECORDED INSTRUCTIONS.

YOUR VOTE IS IMPORTANT!                            YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                       Go to http://www.eproxyvote.com/abt anytime!


      DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


ABB66A                                      DETACH HERE


/X/ Please mark
    votes as in
    this example.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1, 2 AND 3.

1.  Election of 12 Directors.
    NOMINEES: (01) H.L. Fuller, (02) D.A. Jones, (03) J.M. Leiden,
    (04) D.A.L. Owen, (05) R.L. Parkinson Jr., (06) B. Powell Jr.,
    (07) A.B. Rand, (08) W.A Reynolds, (09) R.S. Roberts,
    (10) W.D. Smithburg, (11) J.R. Walter, and (12) M.D. White

              FOR                 WITHHELD
             / /                   / /
    / /_____________________________________________________
    FOR, except vote withheld from the above nominee(s).



                                                   FOR     AGAINST   ABSTAIN
2.  Approval of the amendment of the
    Abbott Laboratories 1996 Incentive             / /      / /        / /
    Stock Program.

3.  Ratification of Arthur Andersen LLP as         / /      / /        / /
    auditors.


                THE BOARD OF DIRECTOR RECOMMENDS THAT YOU VOTE
                                AGAINST ITEM 4.



4.  Shareholder Proposal - Implementation          FOR     AGAINST    ABSTAIN
    of a Policy of Price Restraint on              / /       / /       / /
    Pharmaceutical Products.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

Each joint tenant should sign; executors, administrators, trustees, etc. should give full title and, where more than one is named, a majority should sign.
PLEASE READ OTHER SIDE BEFORE SIGNING.

Signature: ________________ Date: ______  Signature: _______________ Date: ____